INSURANCE ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN


                         LIBERTY LIFE INSURANCE COMPANY,


                  BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA,


                         LIBERTY CAPITAL ADVISORS, INC.,


                       THE LIBERTY MARKETING CORPORATION,


                                RBC CENTURA BANK


                                       AND


                     LIBERTY INSURANCE SERVICES CORPORATION









                          DATED AS OF DECEMBER 31, 2004


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                                TABLE OF CONTENTS

                                                                                                                Page

                                   ARTICLE 1.

                                   DEFINITIONS
1.1       Certain Defined Terms...................................................................................1


                                   ARTICLE 2.

                                   ENGAGEMENT

2.1       Engagement by Customer and Acceptance by TPA............................................................5


                                   ARTICLE 3.

                                      TERM

3.1       Term....................................................................................................5


                                   ARTICLE 4.

                                    SERVICES

4.1       Recurring Services......................................................................................6
4.2       Additional Services.....................................................................................6
4.3       Service Centers.........................................................................................8
4.4       Service Center Security Procedures......................................................................8
4.5       Service Performance Standards...........................................................................8
4.6       Facilities..............................................................................................9
4.7       Communication...........................................................................................9
4.8       Meetings................................................................................................9
4.9       Notification............................................................................................9
4.10      Liberty Authorization...................................................................................9


                                   ARTICLE 5.

                               COMPLIANCE WITH LAW

5.1       Regulatory Authority....................................................................................9
5.2       Other State TPA Requirements............................................................................9
5.3       Payments To and From TPA...............................................................................10
5.4       Trade Secrets..........................................................................................10
5.5       Continuing Access......................................................................................11
5.6       Advertising............................................................................................11
5.7       Fiduciary Capacity of TPA..............................................................................11
5.8       Payment of Claims......................................................................................11
5.9       Notice to Policyholders................................................................................12
5.10      Delivery of Materials to Policyholders.................................................................12
5.11      Books and Records of Customers.........................................................................12
5.12      Right to Inspect and Audit.............................................................................13
5.13      Reconciliation of Accounts.............................................................................14
5.14      Maintenance of Logs....................................................................................15
5.15      Use of Customer Information............................................................................15
5.16      Return of Monies Held by TPA on Behalf of Customers....................................................16
5.17      Use of Filed Forms.....................................................................................16
5.18      Internal Control Standards.............................................................................16
5.19      Changes in Applicable Law..............................................................................16
5.20      Audit Rights Undertaking...............................................................................16


                                   ARTICLE 6.

                                CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTOMERS AND TPA

6.1       Insurance Risk.........................................................................................17
6.2       Access to Employees....................................................................................17
6.3       Policies and Procedures................................................................................17
6.4       Responses..............................................................................................17
6.5       Anti-Fraud Plans.......................................................................................17
6.6       Legislative and/or Regulatory Changes..................................................................18
6.7       Access to Policies.....................................................................................18
6.8       Designated Employees...................................................................................18
6.9       Variances..............................................................................................18


                                   ARTICLE 7.

                         SYSTEMS AND PROPRIETARY RIGHTS

7.1       Customer Software Access...............................................................................19
7.2       TPA Software Grant to Customers by TPA.................................................................20
7.3       TPA Support............................................................................................20
7.4       Hardware...............................................................................................21


                                   ARTICLE 8.

                                      DATA

8.1       Ownership of Customer Data.............................................................................21
8.2       Correction of Errors...................................................................................21
8.3       Ownership of Media.....................................................................................21
8.4       Return of Customer Data................................................................................21
8.5       Segregation............................................................................................22


                                   ARTICLE 9.

                                  DATA BACK-UP

9.1       Back-Up................................................................................................22


                                   ARTICLE 10.

                         CONTINUED PROVISION OF SERVICES

10.1      Business Resumption Plan...............................................................................22
10.2      Force Majeure..........................................................................................23


                                   ARTICLE 11.

                                  COMPENSATION

11.1      Services Fees..........................................................................................23
11.2      Additional Services Fees...............................................................................23
11.3      Payment Schedule.......................................................................................23
11.4      Taxes..................................................................................................23
11.5      Pass Through Costs.....................................................................................25
11.6      Contingent Commissions.................................................................................25
11.7      Most Favored Customer..................................................................................25
11.8      Payments from Service Providers........................................................................25
11.9      Records................................................................................................25


                                   ARTICLE 12.

                             ADJUSTMENTS TO CHARGES

12.1      Audit of Charges.......................................................................................26
12.2      Undercharges...........................................................................................26


                                   ARTICLE 13.

                                 CONFIDENTIALITY

13.1      Confidential Information...............................................................................26
13.2      Unauthorized Acts......................................................................................27
13.3      Action by Parties......................................................................................28
13.4      GLB Compliance.........................................................................................28
13.5      Exception for Tax Information..........................................................................28
13.6      Duration of Obligations................................................................................28


                                   ARTICLE 14.

                FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS

14.1      By Customer............................................................................................29
14.2      By TPA.................................................................................................30
14.3      DISCLAIMER.............................................................................................31


                                   ARTICLE 15.

                               DISPUTE RESOLUTION

15.1      Intention..............................................................................................31
15.2      Procedure..............................................................................................32
15.3      Waiver; Statements or Offers of Settlement.............................................................32
15.4      Related Disputes.......................................................................................32
15.5      Enforcement............................................................................................33
15.6      Continued Performance..................................................................................33


                                   ARTICLE 16.

                TERMINATION; EFFECT OF TERMINATION OR EXPIRATION

16.1      Expiration.............................................................................................33
16.2      Customer Termination for Convenience...................................................................33
16.3      Termination for Cause..................................................................................34
16.4      Termination for Failure to Provide Services in Accordance with Service Performance Standards...........34
16.5      Termination for Insolvency.............................................................................34
16.6      Termination on Change of Control or Divestiture........................................................35
16.7      Termination of Agreement by Liberty....................................................................35
16.8      Effect of Expiration or Termination....................................................................35


                                   ARTICLE 17.

                                 INDEMNIFICATION

17.1      Indemnification by TPA.................................................................................37
17.2      Indemnification by Customers...........................................................................39
17.3      Indemnification Procedures Involving Third-Party Claims................................................40
17.4      Tax Effects of Indemnified Costs.......................................................................41
17.5      Limitations on Indemnification.........................................................................42
17.6      Survival...............................................................................................43


                                   ARTICLE 18.

                                  MISCELLANEOUS

18.1      Assignment.............................................................................................44
18.2      Notices................................................................................................44
18.3      Counterparts...........................................................................................45
18.4      Conflict...............................................................................................45
18.5      Headings; Cross References.............................................................................45
18.6      Relationship...........................................................................................45
18.7      Consents, Approvals and Requests.......................................................................45
18.8      Severability...........................................................................................45
18.9      Waiver.................................................................................................45
18.10     Publicity..............................................................................................45
18.11     Entire Agreement.......................................................................................46
18.12     Amendments.............................................................................................46
18.13     Governing Law and Forum................................................................................46
18.14     Survival...............................................................................................46
18.15     Third-Party Beneficiaries..............................................................................46
18.16     Insurance..............................................................................................46
18.17     Remedies...............................................................................................46
18.18     Terms of Agreement.....................................................................................47
18.19     Transfer of Policies...................................................................................47


                                   ARTICLE 19.

                             LIMITATION OF LIABILITY

19.1      Limitation of Liability................................................................................47
19.2      Exceptions to Limitation of Liability..................................................................48



                             EXHIBITS AND SCHEDULES

       DOCUMENT                                DESCRIPTION
Exhibit 4.1             SERVICES:

                        Section I:     Customer Services
                        Section II:    Technology Services Marketing Support
                                       Services
Exhibit 4.1.1           Service Performance Standards
Exhibit 4.2             Application Development Services
Exhibit 4.2.1           Amendment for Additional Services
Exhibit 4.2.2           Project Change Request Procedures
Exhibit 4.3             Service Centers
Exhibit 4.4             Security Procedures
Exhibit 5.7             Employees Authorized to Draw on Premium Account
Exhibit 5.8             Employees Authorized to Draw on Claims Account
Exhibit 5.20            Audit Rights Undertaking
Exhibit 9.1             Data Back Up Procedures
Exhibit 10.1            Business Resumption Plan
Exhibit 11.1            Services Fees

Schedule A              Customers
Schedule B              Customer Software
Schedule C              Knowledge of Customer
Schedule D              Policies
Schedule E              TPA Software
Schedule F              Compliance with Law Schedule

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                   INSURANCE ADMINISTRATIVE SERVICES AGREEMENT

         This INSURANCE ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made as of the 31st day of December, 2004 (the "Effective Date") by and among LIBERTY LIFE INSURANCE COMPANY, a South Carolina domiciled insurer with its principal offices located at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615 ("Liberty") and its affiliates identified on Schedule A attached hereto (each of Liberty and such Affiliates, a "Customer" and collectively, "Customers"), and LIBERTY INSURANCE SERVICES CORPORATION, a South Carolina corporation with offices located at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615 ("TPA").

                                    RECITALS

         WHEREAS, TPA desires to provide to each Customer, and each Customer desires to obtain from TPA, the insurance administrative services and related services described in this Agreement, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the respective representations, warranties, agreements and covenants of the Parties set forth below, the Parties hereby agree as follows:

ARTICLE 1.........
                                   DEFINITIONS

1.1 Certain Defined Terms. For all purposes of this Agreement and the Exhibits and Schedules to this Agreement, unless the context or use clearly indicates another or different meaning or intent, the following terms and terms defined in the Exhibits shall have the specified meanings and these definitions shall be equally applicable to both the singular and plural forms of any of the terms defined in this Agreement. Terms other than those defined shall be given their plain English meaning.

         "Additional Customer Services" has the meaning assigned in Section 4.2.

         "Additional Customer Services Fees" has the meaning assigned in Section 4.2.

         "ADS Additional Services" has the meaning assigned in Section 4.2.

         "Affiliate" means, with respect to a Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

         "Agreement" means this Insurance Administrative Services Agreement, together with the Exhibits and Schedules attached hereto. Unless otherwise specified herein, any reference to this Agreement, any Exhibit or Schedule attached hereto, shall include any amendment thereto, by mutual agreement of the Parties, subject to the Project Change Request Procedures set out in Exhibit 4.2.2, as applicable.

         "Amendment for Additional Services" has the meaning assigned in Section 4.2.

         "Applicable Law" means all laws, common laws, rules, regulations, codes, statutes, judgments, injunctions, orders, agreements, decrees, policies and other requirements of all Governmental Entities applicable to the Person, place and situation in question.

         "Application Development Services" has the meaning assigned in Section 4.1.

         "Application Development Services Fees" has the meaning assigned in
Section 4.1.

         "Back-Up Copies" has the meaning assigned in Section 9.1.

         "BMA" means Business Men's Assurance Company of America.
          ---

         "Books and Records" has the meaning assigned in Section 5.11.

         "Business Day" means any day that is not a Saturday, Sunday or a day on which the New York Stock Exchange is closed.

         "Business Resumption Plan" has the meaning assigned in Section 10.1.

         "Claim" means any civil, criminal or administrative claim, demand, litigation, action, suit, hearing, investigation or proceeding commenced by a third party.

         "Claims Account" has the meaning assigned in Section 5.8.

         "Claims Notice" has the meaning assigned in Section 17.3.

         "Claim Threshold" has the meaning assigned in Section 17.5.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" has the meaning assigned in Section 13.1.

         "Contract Failure" has the meaning assigned in Section 17.1.

         "Control" and its derivatives mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Customer" has the meaning assigned in the Preamble.

         "Customer Data" has the meaning assigned in Section 8.1.

         "Customer Service Performance Standards" has the meaning assigned in
Section 4.1.

         "Customer Services" has the meaning assigned in Section 4.1.

         "Customer Services Fees" has the meaning assigned in Section 4.1.

         "Customer Software" means any Customer-owned, Customer-licensed or Customer-leased software (other than TPA Software and other than software used on personal computers in "shrink wrap" or similar form, reasonably available to the public in retail establishments, at moderate costs, such as commercial word processing or spreadsheet programs), that is used, reasonably necessary to be used or will be reasonably necessary to be used by TPA to provide the Services, except to the extent that any such software is leased or licensed from TPA. To each applicable Customer's Knowledge, the Customer Software as of the Effective Date is identified in Schedule B. Additional software may be added to Schedule B by mutual agreement of the Parties, subject to Exhibit 4.2.1 and Exhibit 4.2.2.

          "Defaulting Party" has the meaning assigned in Section 16.3.

         "Designated Employee" has the meaning assigned in Section 6.8.

         "Dispute Resolution Process" has the meaning assigned in Section 15.1.

         "Eastern Time" means New York City time.

         "Effective Date" has the meaning assigned in the Preamble.

         "GLB" has the meaning assigned in Section 13.1.

         "Governmental Entity" means any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or the National Association of Securities Dealers, Inc.

         "Hardware" has the meaning assigned in Section 7.4.

         "Indemnified Party" has the meaning assigned in Section 17.3.

         "Indemnifying Party" has the meaning assigned in Section 17.3.

         "Initial Term" has the meaning assigned in Section 3.1.

         "Insolvent or Bankrupt Party" has the meaning assigned in Section 16.5.

         "Insurance Risk" has the meaning assigned in Section 6.1.

         "Knowledge of such Customer" or "Knowledge of Liberty or BMA" means actual knowledge, after reasonable inquiry, of those Persons set forth in Schedule C with respect to such Customer, as of the Effective Date.

         "Losses" has the meaning assigned in Section 17.1.

         "Non-Defaulting Party" has the meaning assigned in Section 16.3.

         "Nonpublic Personal Information" has the meaning assigned in Section 13.1.

         "Off-Site Facility" has the meaning assigned in Section 9.1.

         "Partial Termination" has the meaning assigned in Section 16.2.

         "Party" means each of TPA or any Customer, and "Parties" means TPA and all of the Customers collectively.

         "Pass Through Costs" has the meaning assigned in Section 11.5 and as set forth in greater detail in Exhibit 11.1.

         "Person" means an association, firm, individual, partnership (general or limited), corporation, limited liability corporation, trust, financial institution, unincorporated organization or other entity.

         "Policy" or "Policies" shall mean any of Customer's insurance policies, whether individual, group or group trust, including paid-up policies and policies on extended term insurance and reduced paid-up insurance under non-forfeiture options, policy riders, any associated policy benefits, and any annuity contract, whether originally issued by Customer, or acquired by Customer by assumption reinsurance, coinsurance, or otherwise, on or before the Effective Date, and, at Customer's sole option, upon written notice to TPA, any such insurance policies whether originally issued by Customer, or acquired by Customer by assumption reinsurance, coinsurance, or otherwise during the Initial Term and the Renewal Term, if any, which are or will be the subject of this Agreement. Current policies of Customer are more specifically identified by plan code or detailed product description in Schedule D. Additional types of policies identified by plan code or detailed product description may be added under this Agreement, subject to agreement by the Parties with respect to Additional Customer Services Fees and, if applicable, other matters pursuant to Exhibit
4.2.1 and Exhibit 4.2.2, and such policies shall then become Policies under this Agreement.

         "Policyholder" means any Policy owner, certificateholder, group holder, annuity holder or any insured or beneficiary of the Policies.

         "Policyholder Claims" means claims, refunds and other amounts due to Policyholders and other Persons under the Policies.

         "Premium Account" has the meaning assigned in Section 5.7.

         "Related Disputes" has the meaning assigned in Section 15.4.

         "Renewal Term" has the meaning assigned in Section 3.1.

         "Security Procedures" has the meaning assigned in Section 4.4.

         "Service Performance Standards" means the Customer Service Performance Standards and the Technology Services Marketing Support Services Performance Standards.

         "Services" has the meaning assigned in Section 2.1.

         "Services Fees" has the meaning assigned in Section 11.1.

         "Service Center" has the meaning assigned in Section 4.3.

         "Standard Rates" has the meaning assigned in Section 4.2 and as set forth in greater detail in Exhibit 11.1.

         "Technology Services Marketing Support Services" has the meaning assigned in Section 4.1.

         "Technology Services Marketing Support Services Fees" has the meaning assigned in Section 4.1.

         "Technology Services Marketing Support Services Performance Standards" has the meaning assigned in Section 4.1.

         "Termination Charge" is the applicable amount set forth in Table IV of Annex 11.1A of Exhibit 11.1.

         "TSMS Additional Services" has the meaning assigned in Section 4.2.

         "TPA" has the meaning assigned in the Preamble.

         "TPA Software" means all documentation and software owned by or developed by or for TPA other than such software ownership of which is held by Customer. The TPA Software as of the Effective Date is identified in Schedule E. Additional software may be added to Schedule E by mutual agreement of the Parties, subject to Exhibit 4.2.1 and Exhibit 4.2.2.

         "Transfer Assistance Period" has the meaning assigned in Section 16.8.

         "Transfer Assistance Services" has the meaning assigned in Section
16.8.

         "Variances" has the meaning assigned in Section 6.9.

ARTICLE 2.
                                   ENGAGEMENT

2.1 Engagement by Customer and Acceptance by TPA. Each Customer hereby engages TPA to perform the (1) Customer Services, (2) Technology Services Marketing Support Services, (3) Application Development Services and (4) Additional Customer Services, TSMS Additional Services or ADS Additional Services (if any) (collectively, the "Services"), on behalf of such Customer on the terms and conditions set forth in this Agreement, and TPA hereby accepts such engagement by such Customer and agrees to perform the Services in accordance with and on the terms and conditions set forth in this Agreement.

ARTICLE 3.
                                      TERM

3.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of seven (7) years (the "Initial Term") unless terminated earlier pursuant to Article 16 or extended as provided below. Each Customer may, at its option and subject to the Parties' agreement on applicable Services Fees as provided in Exhibit 11.1 (and other Exhibits as may be explicitly provided in this Agreement), renew this Agreement for an additional period of three (3) to five (5) years (such period, a "Renewal Term"), by providing notice to TPA in accordance with Section 18.2 at least one hundred twenty (120) days before the expiration of the Initial Term.

ARTICLE 4.
                                    SERVICES

4.1      Recurring Services.

(a) Customer Services. Starting on the Effective Date and continuing during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, TPA shall provide to each applicable Customer the services described in Section I of Exhibit 4.1 (collectively, the "Customer Services") at the applicable levels of service set forth in
         Exhibit 4.1.1 (the "Customer Service Performance Standards") for the "Customer Services Fees" set forth in Exhibit 11.1. Except to the extent such Services are terminated pursuant to the terms of this Agreement, TPA shall be required to perform these Customer Services for all of the Policies to the extent set forth in Exhibit 4.1 and Exhibit
         4.1.1. The Customer Service Performance Standards shall be measured in accordance with the standard reporting methodology set forth in Exhibit 4.1.1.

(b) Technology Services Marketing Support Services. Starting on the Effective Date and continuing during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, TPA shall provide to each applicable Customer the services as described in
         Section II of Exhibit 4.1 (collectively, the "Technology Services Marketing Support Services") at the applicable levels of service set forth in Exhibit 4.1.1 (the "Technology Services Marketing Support Services Performance Standards") for the "Technology Services Marketing Support Services Fees" set forth in Exhibit 11.1.

(c) Application Development Services. Starting on the Effective Date and continuing during the Initial Term and the Renewal Term, if any, and the Transfer Assistance Period, if any, TPA shall provide to each applicable Customer the services as described in Exhibit 4.2 (collectively, the "Application Development Services") for the "Application Development Services Fees" set forth in Exhibit 11.1 and/or Exhibit 4.2 as applicable.

4.2      Additional Services.

(a) Each Customer may from time to time request that TPA perform services (1) outside the scope of the then current Customer Services and/or (2) to augment or supplement the then current Customer Services (including changes to the Services on account of legislative and/or regulatory changes to the extent provided in Section 6.6 to be borne by Customer) and/or (3) for special projects desired by Customer and/or (4) for an additional Customer and/or (5) to add additional plan codes or products to existing Customer Services (collectively, the "Additional Customer Services"). All requests for Additional Customer Services from TPA shall be made by such Customer in writing in accordance with the methodology set forth in this Section 4.2 and in accordance with Exhibit 4.2.1. As to all requests for Additional Customer Services that are reasonably related to Customer Services then being provided by TPA to any Customer under this Agreement, TPA shall, in accordance with the methodology set forth in Exhibit 4.2.1, agree to provide the Additional Customer Services, subject to the reasonable availability of resources to TPA to perform such services at the time requested and subject to the remaining provisions of this Section 4.2 and in accordance with Exhibit 4.2.1. Upon receipt of such a request from any Customer for Additional Customer Services, TPA shall inform such Customer as soon as practicable after receipt of such Customer's request as to whether TPA is able to perform such Additional Customer Services and, if so, TPA shall provide such Customer with (w) a written description of the work TPA anticipates performing in connection with such Additional Customer Services, (x) a schedule for commencing and completing the Additional Customer Services, (y) a schedule of the Service Performance Standards, if any, that will apply to the Additional Customer Services and (z) TPA's charges for such Additional Customer Services (the "Additional Customer Services Fees") which charges shall be calculated using the time and materials rates set forth in Exhibit 11.1 (the "Standard Rates") for the Customer Services unless otherwise agreed to by the Parties.
     Notwithstanding the foregoing, for any request for the provision of a Service with respect to products that are substantially the same as products for which TPA already provides such Service, the provision of such Service to such product shall be on the same terms as applicable to the existing products. In the event a Customer elects to have TPA perform the Additional Customer Services, such Customer and TPA shall execute a written request in substantially the form set forth in Exhibit 4.2.1 (an "Amendment for Additional Services"), which shall become effective upon completion and execution by both TPA and such Customer. TPA shall not begin performing any Additional Customer Services until an Amendment for Additional Services in respect of such Additional Customer Services has become effective, and then only in compliance with any applicable third-party software restrictions.

(b) Each Customer may from time to time request that TPA perform services (1) outside the scope of the then current Technology Services Marketing Support Services or Application Development Services and/or (2) to augment or supplement the then current Technology Services Marketing Support Services or Application Development Services and/or (3) for special projects desired by such Customer for the Technology Services Marketing Support Services or the Application Development Services, as applicable (respectively, the "TSMS Additional Services" and the "ADS Additional Services"). All requests for the provision of TSMS Additional Services or ADS Additional Services by TPA shall be made by such Customer in writing in accordance with the methodology set forth in Exhibit 4.2.1 or Exhibit 4.2.2, as applicable.

(c)  With respect to any Service being provided by TPA to a Customer pursuant to
     Exhibit 4.1 to this Agreement or an Amendment for Additional Services or otherwise, TPA and such Customer may, subject to the procedures set forth in Exhibit 4.2.2, agree to changes to any aspect of the Services.

(d) Any changes in any Services shall become effective only when an Amendment for Additional Services, pursuant to Exhibit 4.2.1, or a written amendment, pursuant to Exhibit 4.2.2, as applicable, is executed by the applicable Customer and TPA.

4.3 Service Centers. The Customer Services shall be provided from the service centers identified in Exhibit 4.3 between the hours of 8:00 am and 6:00 pm Eastern Time for all non-variable Policy business, and between the hours of 8:00 am and 8:00 pm Eastern Time for all variable Policy business, in each case on each Business Day. TPA may, at any time during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, provide the Customer Services from another location or locations selected by TPA (including, to the extent permitted by Applicable Law and after notifying the affected Customer, locations outside of the United States) that meet the Security Procedures of
Section 4.4 and subject to a Business Resumption Plan that meets the standards set forth in Section 10.1, as long as TPA continues to perform Customer Services in accordance with the Service Performance Standards. TPA shall provide written notice to the Customers of its intention to provide the Customer Services from locations outside of the United States at least one hundred twenty (120) days prior to doing so, it being acknowledged by the Customers that TPA and/or its Affiliates intend to operate service centers in India and North America as set forth in Exhibit 4.3 and that no such written notice shall be required to move Customer Services to or within, or provide such Customer Services from, such service centers set forth on Exhibit 4.3. Each Customer shall provide assistance to TPA as reasonably requested by TPA in connection with requests for any governmental approvals or consents in relation to any such move to locations outside the United States, provided that such assistance shall be at TPA's sole expense. Each service center identified in Exhibit 4.3 and such other location(s) described in this Section 4.3 shall be referred to as a "Service Center".

4.4 Service Center Security Procedures. During the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, TPA shall maintain and enforce security procedures at the Service Centers that are at least as rigorous as those security procedures in effect at the Service Centers, as applicable, as of October 31, 2004, which security procedures are set forth in Exhibit 4.4 (the "Security Procedures").

4.5      Service Performance Standards.

(a) In accordance with the terms of this Agreement, TPA shall provide, monitor and report on the provision of, Services in accordance with the Service Performance Standards set forth in Exhibit 4.1.1.

(b) The Parties shall review during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, subject to Section 16.8(e), and, upon agreement of the Parties, may adjust, as appropriate, the Service Performance Standards and reflect any necessary adjustment in the Services Fees resulting from any such change in the Service Performance Standards; provided, however, that any such adjustment in the Services Fees or change in the Service Performance Standards must be embodied in a written amendment to this Agreement executed by the applicable Customers and TPA and shall only apply to the Customer(s) specified in such written amendment.

4.6 Facilities. Except as otherwise provided in this Agreement, TPA shall furnish at its expense the facilities and resources necessary to provide the Services under this Agreement in accordance with the Service Performance Standards, including, without limitation, the Service Centers, other necessary physical facilities, trained personnel, office furniture, computer equipment and office supplies necessary to provide the Services.

4.7 Communication. TPA shall promptly forward all non-routine communications related to the Policies, Policyholders or Services from any third party to the applicable Customer in accordance with the guidelines provided to TPA by such Customer.

4.8 Meetings. At Customer's reasonable request, TPA shall meet with such Customer to discuss matters related to the Services or the Policies.

4.9 Notification. Upon TPA or any Customer becoming aware of any fact, circumstance or event that exists or has occurred or is anticipated to exist or occur that is reasonably understood by such Party or should reasonably be understood to have the potential to materially affect the provision of Services to such Customer or result in a breach of any provision of this Agreement, such Party shall immediately advise the applicable Customer or TPA, as applicable.

4.10 Liberty Authorization. Unless otherwise agreed to by TPA and a Customer, Liberty shall be the sole point of contact with TPA for the Services provided to each Customer other than Liberty pursuant to this Agreement. Each Customer other than Liberty hereby authorizes Liberty, on behalf of such other Customer except to the extent prohibited by Applicable Law, to (i) exercise authority and represent such Customer in dealings with TPA, (ii) execute documents in connection with the Services or this Agreement and (iii) receive documents and communications from TPA. References to "Customer" in this Agreement shall be deemed to refer to a Customer acting through Liberty with respect to authorizations or communications under this Agreement subject to this Section 4.10.

ARTICLE 5.
                               COMPLIANCE WITH LAW

5.1 Regulatory Authority. TPA and each of the Customers shall comply with Applicable Law to the extent applicable to the Policies and the Services. TPA shall be responsible for identifying, interpreting and complying with the requirements of Applicable Law that apply to TPA in its capacity as a provider of third-party administrative services (e.g., licensing and registration and associated reporting requirements applicable to third-party administrators). Each Customer shall be responsible for identifying, interpreting and complying with the requirements of Applicable Law that apply to such Customer's business activities to the extent related to this Agreement, including those activities performed for such Customer by TPA (e.g., premium collection, claims payment) other than such requirements that are applicable to TPA in its capacity as a provider of third-party administrative services, and shall provide appropriate direction to TPA with respect to TPA's compliance with such requirements.

5.2 Other State TPA Requirements. The provisions of any current state insurance laws regulating third-party insurance administrators are hereby incorporated by reference into this Agreement to the extent required by Applicable Law to be incorporated into an agreement of this type, including, but not limited to, the following provisions: Alaska Stat. ss.ss. 21.27.630 to 21.27.650; Arizona
Revised Statutes ss. 20-485 to ss. 20-485.12; Arkansas Code Ann. ss.ss. 23-92-101 to 23-92-208; California Insurance Code ss.ss. 1759 to 1759.10;
Delaware Code ss.ss. 311, 2304(16) and 2312 and Delaware Regulation 1406; Florida Stat. ss.ss. 626.88 to 626.894; Georgia Code ss.ss. 33-23-100 to 33-23-105 and Georgia Admin. Comp. Ch. 120-2-49; Idaho Code ss.ss. 41-901 to 41-915; 215 Illinois Comp. Stats. 5/511.100 to 5/511.113; Indiana Code ss.ss. 27-1-25-1 to 27-1-25-15 and Ind. Admin. Tit. 760 R. 1-41-1 to 1-41-5; Iowa Code
ss.ss.  510.11 to 510.23 and Iowa  Admin.  Code ss.ss.  191-58.1  to  191-58.13;
Kansas Stat. Ann. ss.ss. 40-3801 to 40-3810; Kentucky Rev. Stat. ss.ss. 304.9-051 to 304.9-052, 304.9-371 to 304.9-377; Louisiana Rev. Stat. Ann. ss.ss.
22:3031 to  22:3046;  Maine Rev.  Stat.  Ann.  Tit.  24-A  ss.ss.  1901 to 1912;
Maryland  Ann.  Code Ins.  ss.ss.  8-301 to 8-322;  Michigan  Comp.  Laws ss.ss.
550.901 to 550.962; Minnesota Stat. ss. 60A.23 sub.8 and Minn. Ins. Reg. ss. 2767.0100 to 2767.0900; Mississippi Code Ann. ss.ss. 83-18-1 to 83-18-29;
Missouri Rev. Stat. ss.ss. 376.1075 to 376.1095 and Mo. Admin. Code tit. 20 ss.ss. 200-9.500 to 200-9.800; Montana Code Ann. ss.ss. 33-17-601 to 33-17-618;
Nebraska Rev. Stat. ss.ss. 44-5801 to 44-5816; Nevada Rev. Stat. ss.ss. 683A.025; 683.0805 to 683A.0893 and Nev. Admin. Code ss.ss. 683A.100 to
683A.165; New Hampshire Rev. Stat. Ann. ss.ss. 402-H:1 to 402-H:16 and N.H. Admin. Code Ins. 2301.01 to 2301.20; New Mexico Stat. Ann. ss.ss. 59A-12AS-1 to 59A-12A-17 and N.M. Ins. Regs. ss.ss. 4.5.1 to 4.5.22; North Carolina Gen. Stat. ss.ss. 58-56-2 to 58-56-66;and N.C. Admin. Code tit. 11 ch. 21 ss.ss. 0101 to
0110; North Dakota Cent. Code ss.ss. 26.1-27-01 to 26.1-27-12; Ohio Rev. Code Ann. ss.ss. 3959.01 to 3959.16, 3959.99 and Ohio Ins. Regs. Rule 3901-1-51;
Oklahoma Stat. Tit. 36 ss.ss. 1441 to 1452; Oregon Rev. Stat. ss.ss.  744.700 to
744.740 and Or. Admin. R.  836-075-0000 to  836-075-0070;  Pennsylvania  Uncons.
Stat. ss.ss.  40-25-1001 to 40-25-1013;  Rhode Island Gen. Laws ss.ss. 27-20.7-1
to 27-20.7-16; South Carolina Code Ann. ss.ss. 38-51-10 to 38-51-120; South Dakota Codified Laws ss.ss. 58-29D-1 to 58-29D-34; Tennessee Code Ann. ss.ss. 56-6-401 to 56-6-412; Texas Ins. Code Ann. Art. 21.07-6 and 28 Tex. Admin. Code ss.ss. 7.1601 to 7.1615; Utah Code Ann. ss.ss. 31A-25-102 to 31A-25-402; West
Virginia  Code ss.ss.  33-46-1 to 33-46-20;  Wisconsin  Stat.  ss.ss.  633.01 to
633.17 and Wis. Admin. Code ss. Ins. 8.20 to 8.32; Wyoming Ins. Regs. Ch. 4, and any other similar provisions that may be enacted or adopted during the Initial Term or the Renewal Term, if any. In furtherance of the foregoing, the Parties agree to the provisions in this Article 5.

5.3 Payments To and From TPA. The payment to TPA of any premiums or charges for or in respect of insurance by or on behalf of a Policyholder shall be deemed to have been received by the applicable Customer, and the payment of return premiums or other Policyholder Claim or other payments forwarded by any Customer to TPA shall not be deemed to have been paid to the Policyholder until such payments are received by the Policyholder. Nothing in this Section 5.3 shall limit any right of any Customer against TPA resulting from the failure of TPA to make payments to such Customer or Policyholders.

5.4 Trade Secrets. Any trade secrets and other Confidential Information contained in the Customer Data and Books and Records, including but not limited to the identity and addresses of Policyholders, shall be Confidential Information and shall be maintained in accordance with Article 13, except that the commissioner of insurance or any governmental officer of any Governmental Entity with jurisdiction over any Customer or TPA may use such Confidential Information in any proceedings instituted against TPA or such Customer to the extent permitted by Applicable Law, subject to the terms of Article 13.

5.5 Continuing Access. Each Customer owns its relevant Customer Data and Books and Records; provided, however, TPA shall retain the right to continuing access to such Customer Data and Books and Records sufficient to permit TPA to fulfill all of its contractual obligations to such Customer and all applicable Policyholders under this Agreement. The relevant insurance commissioner or governmental officer of any Governmental Entity with jurisdiction over any Customer or TPA shall be entitled to collect proper charges from such Customer incurred in examination of Books and Records maintained under this Agreement in accordance with, and to the extent permitted under, Applicable Law.

5.6 Advertising. During the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, TPA may use only such advertising pertaining to any Customer or the business underwritten by such Customer that has been approved in writing by such Customer in advance of its use.

5.7 Fiduciary Capacity of TPA. All insurance charges or premiums or other amounts collected by TPA on behalf of or for any Customer, and the return of premiums or other Policyholder Claim or other payments received from such Customer, shall be held by TPA in a fiduciary capacity. Such funds shall be remitted promptly in accordance with the applicable Performance Standards to the Person or Persons entitled to them or otherwise shall be deposited promptly (but in any event no later than ten (10) Business Days) in a fiduciary interest-bearing bank account (each, a "Premium Account") established and maintained by TPA on behalf of such Customer in a federally or state insured financial institution. TPA shall operate such bank accounts in accordance with procedures provided by the applicable Customer with respect to the management of such bank accounts. Checks drawn on the Premium Account shall show TPA as the administrator, acting on behalf of such Customer. Exhibit 5.7 sets forth the levels of TPA employees who are authorized to draw on such Premium Account. TPA shall render a monthly accounting with respect to each Premium Account to the relevant Customer detailing all transactions performed by TPA pertaining to the business underwritten by such Customer, which shall be provided to such Customer within fifteen (15) days after the end of each month. TPA shall not pay any Policyholder Claim or other claim by withdrawals from any Premium Account. Withdrawals from any Premium Account shall be made, as provided in this Agreement at the direction of the relevant Customer, for the following:

(1)  remittance to such Customer when entitled to remittance;

(2)  deposit in an account maintained in the name of such Customer;

(3) transfer to and deposit in a Claims Account, with Policyholder Claims to be paid as provided in this Agreement;

(4) payment to a group Policyholder for remittance to any Policyholders entitled to such remittance; and

(5) remittance of return premiums to the Person or Persons entitled to such return premium.

5.8 Payment of Claims. Each Customer shall establish, maintain and fund a claims paying account (each, a "Claims Account") for the purpose of TPA's paying Policyholder Claims on behalf of such Customer. This account shall be used for all Policy related disbursements provided for under the applicable Policies including but not limited to Policyholder Claims, Policy surrenders, annuity payments, other Policyholder benefits, and agent commissions relating to the Policies of such Customer. TPA shall have the right to draw on any Claims Account only for the purpose of performing its obligations on behalf of the relevant Customer under this Agreement. All Policyholder Claims paid by TPA from funds collected on behalf of or for any Customer shall be paid only on drafts or checks of and as authorized by the relevant Customer from the relevant Claims Account. Exhibit 5.8 sets forth the levels of TPA employees who are authorized to draw on such Claims Account. TPA shall render a monthly accounting with respect to each Claims Account to the relevant Customer detailing all transactions performed by TPA pertaining to the business underwritten by such Customer, which shall be provided to such Customer within fifteen (15) days after the end of each month.

5.9 Notice to Policyholders. To the extent required by Applicable Law, TPA shall provide a written notice, approved and paid for by the relevant Customer, to Policyholders advising them of the identity of, and relationship among, TPA, the Policyholder and such Customer. When TPA requests payment of funds from any Policyholder, the reason for collection of each item must be identified to the Policyholder and each item must be shown separately from any premium. Additional charges may not be made for services to Policyholders to the extent such services have been paid for by any Customer.

5.10 Delivery of Materials to Policyholders. Any Policies or other written communications delivered by any Customer to TPA for delivery to Policyholders shall be delivered by TPA promptly after receipt of instructions from such Customer to deliver them.

5.11 Books and Records of Customers. This Agreement shall be retained as part of the official records of each Customer and TPA for the duration of the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, in accordance with Applicable Law, and TPA shall maintain and make available to such Customer complete books and records of all transactions performed by TPA on behalf of such Customer, including, without limitation, premiums received for the Policies, agents' commissions for the Policies, premium accounting, billing and collections, financial accounting, Services Fees, Additional Customer Services Fees, ADS Additional Services Fees, TSMS Additional Services Fees, premiums received and deposited on behalf of such Customer, Policyholder Claims paid on behalf of such Customer, Pass Through Costs and authorized expenses paid on behalf of such Customer, the Policy forms, check forms and facsimile signature imprinting devices, if any, and all other documents, reports, records, books, files, and other materials relevant to this Agreement, the Services to be provided by TPA, and such Customer's Policyholders, which shall include, without limitation, the identity and addresses of Policyholders, but shall exclude information as identified by the TPA, including personnel or cost data, internal or external audit materials, intellectual property, information about other TPA customers, information subject to attorney client, work product or other privilege, or other information held or used by TPA for internal purposes only and not reasonably necessary to evaluate or examine TPA's performance under this Agreement (collectively, "Books and Records"). The description of a disbursement on behalf of any Customer shall be in sufficient detail to identify the source document substantiating the purpose of the disbursement, and shall include all of the following: (1) the check number; (2) the date of disbursement; (3) the Person to whom the disbursement was made; (4) the amount disbursed; and (5) ledger account number. If the amount disbursed does not agree with the amount billed or authorized, TPA shall prepare a written record as to the application for the disbursement. Each disbursement shall be supported by evidential matter. The evidential matter shall be referenced in the journal entry so that it may be traced for verification. All such Books and Records shall be maintained in accordance with prudent standards of insurance record keeping and shall be maintained for the period required by Applicable Law as identified by the applicable Customer, but for not less than five (5) years from the end of the Initial Term or the Renewal Term, if any. The commissioner of insurance or appropriate governmental officer of any Governmental Entity with jurisdiction over any Customer or TPA shall have reasonable access to the relevant Books and Records during normal business hours for the purpose of examination, audit and inspection. In the event of termination of this Agreement, TPA may, by written agreement with each Customer, transfer all relevant Books and Records to a new administrator rather than retain them for the requisite period of time. In such cases, the new administrator shall acknowledge, in writing, that it is responsible for retaining the Books and Records of such Customer as required by Applicable Law.

5.12     Right to Inspect and Audit.

(a) TPA agrees that each Customer, or Customer's designee, and any Governmental Entity, and any internal or external auditor of such Customer, shall have reasonable access, during TPA's normal business hours, to all pertinent Books and Records of such Customer, including direct system access where practicable and permissible, which relate to the Policies or Services to be performed under this Agreement for the purpose of examination, audit and inspection, and to the Customer Data in media as currently utilized by Customer, unless otherwise agreed to by TPA and such Customer, to the extent necessary to meet such Customer's reasonable ongoing audit, monitoring, financial reporting and other regulatory requirements. TPA shall assist each Customer in any regulatory examination relating to the Policies, the Services or to the Books and Records of such Customer, which assistance shall be deemed Additional Customer Services if it requires utilization of resources beyond those used in the provision of the Services. Subject to the terms of Article 13, each Customer shall keep confidential any of TPA's Confidential Information or trade secrets contained in the Books and Records of such Customer or in the relevant Customer Data. TPA agrees that each Customer, or its duly authorized independent auditors, or Governmental Entities that are performing regulatory examinations of such Customer, shall have the right under this Agreement to perform on-site audits of the Books and Records of such Customer directly pertaining to the Services or the Policies for which TPA is performing the Services under this Agreement, and to the relevant Customer Data, in accordance with reasonable procedures and at reasonable frequencies. At the reasonable request of TPA, each Customer shall inform TPA of the results of any such audits to the extent relating to the TPA, subject to applicable confidentiality and non-disclosure requirements. TPA agrees that Customer, or its duly authorized independent auditors, or, to the extent required by Applicable Law, Governmental Entities that are performing regulatory examinations of Customer, shall have the right under this Agreement to inspect the Security Procedures at the Service Centers.

(b) (1) It is understood that Liberty and BMA shall require SAS 70 reports during the term of this Agreement. As of the Effective Date, the Customer Services are expected to be provided from either the TPA Service Center in Greenville, South Carolina identified in Exhibit 4.3, or the TPA Service Center in Mumbai, India identified in Exhibit 4.3. Thereafter, other Service Centers may be used by TPA in accordance with the applicable terms of this Agreement.

(2) TPA shall provide Liberty and BMA with SAS 70 reports on controls placed in operation and tests of operating effectiveness within:

i. sixty (60) days after September 30 in 2005 and each year thereafter during the Initial Term and the Renewal Term, if any, for the Greenville, South Carolina Service Center identified in Exhibit 4.3, or if such Service Center is not utilized, the replacement Service Center; provided, however, that TPA will use commercially reasonable efforts to provide such SAS 70 reports within thirty (30) days from September 30 in each such year; and

ii. sixty (60) days after September 30 in 2006 and in each year thereafter during the Initial Term and the Renewal Term, if any, for the Mumbai, India Service Center identified in
                  Exhibit 4.3, or if such Service Center is not utilized, the replacement Service Center; provided, however, that TPA will use commercially reasonable efforts to provide such SAS 70 reports within thirty (30) days from September 30 in each applicable year.

(3) TPA shall provide to each Customer additional SAS 70 reports as described above for any additional Service Centers from which the TPA provides a material amount of the Customer Services to such Customer.

(4) The SAS 70 reports shall apply to the overall operations (i.e., multi-client SAS 70) of such Service Centers. The reports will cover the controls applicable to the processes operated within such Service Centers, including those processes of Liberty and BMA, in sufficient detail to be used in the applicable Customer's audit process.

(5) Additional SAS 70 reports or reports at a different level of scope or specificity than is provided by the SAS 70 reports described above may be requested and provided through the change procedures in set forth in
     Exhibit 4.2.2.


5.13 Reconciliation of Accounts. TPA shall render and reconcile accounts to the applicable Customer detailing all transactions and remit all money due to each Customer under this Agreement, in each case at least monthly. It is understood and agreed that such unreconciled accounts or other operational backlogs shall be excluded from any determination as to whether TPA is meeting other Service Performance Standards until such time as such accounts have been reconciled and such operational backlogs cleared.

5.14 Maintenance of Logs. TPA agrees that it will maintain complaint records and logs and death claim logs for each Customer in accordance with such Customer's internal policies and procedures as previously provided to TPA by such Customer, in accordance with a Customer-directed format substantially similar to the format provided to Customer as of October 31, 2004, and in all cases to the extent that TPA provided such Services as of October 31, 2004, in each case unless otherwise agreed to by TPA and such Customer. TPA will log all complaints from regulatory authorities received by TPA and relating to the Policies, the Services or the applicable Customer, written non-regulatory complaints and other verbal complaints in the complaint log TPA maintains for such Customer. Verbal complaints will be tracked by TPA in accordance with procedures previously provided to TPA to assure that repeat calls for the same complaint will be referred immediately to a supervisor at TPA for handling. As of the date of this Agreement, TPA has received all applicable Customer procedures and standards for responding to Policyholder and other complaints, and TPA will follow any further prescribed procedures and standards provided by any Customer from time to time for response to such complaints, subject to the provisions of Section 4.2. All regulatory and other communications from Governmental Entities received by TPA and relating to the Policies, the Services or the applicable Customer will be forwarded by TPA to the Designated Employee of such Customer, unless otherwise specified by such Customer, along with appropriate background information within two Business Days of receipt by TPA. With respect to communications relating principally to (i) TPA in its capacity as a third party administrator that relate to a Customer or the Services or (ii) the Services provided by TPA pursuant to this Agreement, and for all other communications relating to a Customer or the Services that are not received through an insurance regulatory authority, to the extent that TPA performed such services as of October 31, 2004, TPA shall be responsible for promptly drafting a written response to designated Customer personnel for final approval. The relevant Customer shall promptly either approve the proposed written response or make suggested changes. TPA shall provide such designated Customer personnel with a copy of all such responses, which shall be logged by TPA in the relevant Customer's complaint database. TPA will make available to each Customer or its designee all records and logs required in connection with any audits or examinations of such Customer. TPA shall notify each applicable Customer of (i) any suspected employee or agent fraud or defalcations relating to TPA's activities or obligations under this Agreement or (ii) any threatened or filed lawsuits that have any connection to the Policies or the Services or to TPA's or such Customer's performance under this Agreement, in each case as promptly as possible and in any event within two (2) Business Days of TPA becoming aware of such suspected fraud, defalcations or lawsuit, as applicable.

5.15 Use of Customer Information. In accordance with the provisions of Article 13, TPA agrees that it shall not, directly or indirectly, use any Confidential Information of any Customer for any purpose other than providing the Services to such Customer. Except as specifically granted in this Agreement, this Agreement grants to TPA no right to use, possess, or reproduce any Customer Data, Customer products or Customer lists or other Confidential Information of any Customer or any of its Affiliates.

5.16 Return of Monies Held by TPA on Behalf of Customers. Upon termination of this Agreement, any monies held by TPA on behalf of any Customer and owing to such Customer shall immediately become due and payable and shall be forwarded by TPA to such Customer. Thereafter, any additional funds of such Customer received by TPA shall, by wire transfer or by other means designated by such Customer, be sent to such Customer immediately or as otherwise directed by such Customer.

5.17 Use of Filed Forms. Each Customer will provide, and TPA may only use (1) state-specific Customer-filed and approved forms in issuing the applicable Policies and any written material which is provided in connection with such Policies as instructed by such Customer, and (2) state-specific Customer-filed and approved advertising materials pertaining to the business of such Customer which has been provided to TPA by such Customer, as required by Applicable Law.

5.18 Internal Control Standards. In performing the Services, TPA shall establish and maintain an internal control structure and procedures for finance and management reporting that satisfy the standards and implement the procedures set forth in the relevant Customer's accounting controls policy, as provided in writing to TPA as of the Effective Date. TPA shall adjust the internal control structure and procedures for financial reporting as necessary to comply with any subsequent changes to such Customer's accounting controls policy as such Customer may provide in writing to TPA from time to time, subject to the provisions of Section 4.2 and to Exhibit 4.2.1 and Exhibit 4.2.2, as applicable.

5.19 Changes in Applicable Law. TPA and each of the Customers shall endeavor to promptly notify the affected Customer or TPA, as applicable, in writing of any changes in Applicable Law of which it becomes aware that apply to the Policies or to the other Party's business activities, it being understood that (i) such endeavor shall not impose upon any Party any duty of inquiry with respect to such changes, (ii) such Party shall not incur any liability for not providing such notification and (iii) failure to provide such notification shall not constitute a breach of this Agreement by such Party. TPA shall promptly notify each affected Customer in writing upon learning of any changes with respect to compliance requirements resulting from changes in Applicable Law that apply to TPA in its capacity as a third party administrator which affect the Services, and TPA shall take all actions necessary to satisfy such requirements, subject to the terms of this Agreement. Each Customer shall promptly notify TPA in writing upon learning of any changes with respect to compliance requirements resulting from changes in Applicable Law that apply to the Services or Policies of such Customer and shall take all actions necessary to satisfy such requirements, subject to the terms of this Agreement.

5.20 Audit Rights Undertaking. TPA shall execute the Audit Rights Undertaking in
Exhibit 5.20 in favor of the Superintendent of Financial Institutions of the Government of Canada, and shall comply with its terms during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, under this Agreement.

ARTICLE 6.
                       CERTAIN REPRESENTATIONS, WARRANTIES
                       AND COVENANTS OF CUSTOMERS AND TPA

6.1 Insurance Risk. Each Customer acknowledges that TPA assumes no mortality or morbidity risk ("Insurance Risk") for any of such Customer's Policies or Policyholders. Each Customer shall retain the Insurance Risk for each of the relevant Policies and Policyholders. For purposes of this Agreement, "Insurance Risk" shall also include, except as otherwise expressly provided for herein, all regulatory, tax and actuarial issues relating to the design, cash values and benefits contents of the Policies.

6.2 Access to Employees. Each Customer and TPA agrees to provide upon request of the other Party, at the requesting Party's sole expense except as otherwise provided for herein, lawful access to its knowledgeable employees and independent contractors that may be required in the performance or receipt of the Services.

6.3 Policies and Procedures. With respect to the issuance, sale, advertising and administration of the Policies, each relevant Customer shall be solely responsible for all matters and activities required to be done by Customer in accordance with Applicable Law, including but not limited to: determining all coverage benefits, premium rates, underwriting standards and criteria, guidelines for the adjudication of Policyholder Claims, Policyholder Claims payment procedures and Policyholder Claims settlement procedures applicable to the Policies, the form and content of Policy forms, anti-money laundering policies and procedures, and privacy notices and privacy policies applicable to the Policies during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, and for securing reinsurance for the Policies, if any is necessary. Each Customer shall provide TPA, in writing, with all rules, procedures, guidelines, and instructions pertaining to these matters required for the Services.

6.4 Responses. Each Customer agrees that it shall be responsible for approving all written responses to its Policyholders, insurance regulators, counsel or other Persons relating to the Policies, including responses relating to acts or omissions of agents who sold or serviced the Policies. To the extent that such responses were prepared by TPA as of October 31, 2004, TPA shall provide such draft responses in the case of correspondence from (i) all Persons other than Governmental Entities, (ii) all Persons relating principally to TPA in its capacity as a third party administrator or (iii) pursuant to the Services provided by TPA under this Agreement. In all such cases, TPA shall provide a copy of the complaint, an agent statement when available, and supporting documents from the Policy file to such Customer promptly, and in no event more than seven (7) Business Days prior to the date the response is due to the Policyholder, regulator or counsel representing the Policyholder. Each Customer agrees that it will promptly provide, or approve or revise any TPA drafted responses following the receipt of TPA's draft response, as applicable. The Parties shall use their best efforts to fulfill their above duties as quickly as possible so that TPA may send the response by the applicable deadline.

6.5 Anti-Fraud Plans. To the extent required by Applicable Law, each Customer agrees that it shall be responsible for filing and maintaining anti-fraud plans in the jurisdictions requiring such anti-fraud plans to be filed, whether currently required or required during the Initial Term, the Renewal Term, if any, or the Transfer Assistance Period, if any, and for maintaining special investigation units in connection with any such anti-fraud plans in accordance with Applicable Law. TPA shall cooperate with each Customer in such Customer's efforts to prepare any such required anti-fraud plan and in such Customer's reporting requirements associated with such anti-fraud plans.

6.6 Legislative and/or Regulatory Changes. Each Customer agrees that changes to the Services on account of legislative and/or regulatory changes affecting the Policies that occur during the Initial Term, the Renewal Term, if any, or the Transfer Assistance Period, if any, shall be subject to the provisions of
Section 4.2; provided, however, that TPA shall be responsible for any additional costs, charges or expenses resulting from any change in law or regulation applicable (i) to TPA in its capacity as a third party administrator and (ii) to TPA's provision of Services to the extent affecting a discretionary determination by TPA to provide the Services in a particular manner, including, without limitation, the outsourcing of any part of the Services to locations outside of the United States. Customer shall be responsible for any such costs, charges or expenses (i) applicable to such Customer in its capacity as an insurer or issuer of the applicable Policies, (ii) applicable to TPA's provision of Services solely because such changes apply in all cases, as applicable, when services are being provided by a third party administrator rather than by the Customer directly and (iii) related to the Services that would be required if such Customer had provided the Services directly.

6.7 Access to Policies. Each Customer shall, at no cost to TPA, obtain authority and any regulatory approvals, other than any authority or approval required to be obtained under Applicable Law by TPA, that may be necessary for TPA to have lawful access to the Policies and the Books and Records of such Customer as of the Effective Date in order to facilitate provision of the Services by TPA.

6.8 Designated Employees. Each Customer and TPA shall designate an employee of sufficient status within their respective organizations (each, a "Designated Employee") to act as liaison to facilitate the obligations of the Parties under this Agreement during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, including monitoring and managing the provision of the Services, dispute resolution and the relationship between the Parties, and reporting to such Customer and TPA, respectively. Such Designated Employees shall be the principal source of communications between the Parties with respect to this Agreement and shall have sufficient authority to make decisions relating to this Agreement on behalf of each Party.

6.9      Variances.
         ---------

(a) In the event of changes to any variable Policy products of a Customer administered under this Agreement, or any changes in Applicable Laws relating to such products, such Customer shall provide to TPA the specifications for such changes that will be necessary to be implemented on any TPA Software or Customer Software used for the provision of Services with respect to such products. Pursuant to Section 4.2 and Exhibit 4.2.1 and Exhibit 4.2.2, TPA shall implement such changes.

(b) With respect to variable Policy products administered pursuant to this Agreement, a daily itemized notification will be sent by TPA to each applicable Customer stating the discrepancies arising in the execution and recording of investment transactions requested by Policyholders in connection with its variable Policy products (the "Variances"). Such Customer shall be responsible for the aggregate dollar amount of Variances on such Policies, except to the extent the Variances are a result of TPA's errors and subject to the terms of this Section 6.9; provided, however, that TPA shall not be responsible for any Variances during the six (6) month period following the Effective Date to the extent that (i) such Variances were the result of errors caused by systems used to process or calculate investment values with respect to the variable Policies and (ii) the policies and procedures, systems and actual operations of TPA with respect to the execution and recording of investment transactions for such variable Policy products were not significantly different from those used in providing the Services as of the Effective Date. Variances directly resulting from TPA's errors will be accumulated on a monthly basis and then evaluated yearly within ten (10) Business Days of each anniversary of the date of this Agreement.

(1) For net Variances arising as a result of TPA's error causing a loss to such Customer as of any such anniversary, TPA shall reimburse such Customer the amount of that loss by applying a credit to the next month's invoice equal to the amount of such loss; provided, however, that TPA shall not be obligated to reimburse all Customers in the aggregate for more than the greater of (i) $500,000 or (ii) 10% of the aggregate fees received by TPA for all variable Policy products administered pursuant to this Agreement. If such next month's invoice is less than the amount of such credit, the excess credit will be carried forward to subsequent months' invoices. Any such amounts reimbursed to the applicable Customer under this Section 6.9 shall be included under the six (6) month limitation set forth in Section 19.1(b).

(2) To the extent authorized by Applicable Law, in the event of net Variances causing a gain to such Customer at any such anniversary, the amount of that gain shall be carried over as a credit and shall be applied to offset any losses incurred by such Customer in the remainder of the Initial Term or the Renewal Term, if any.

ARTICLE 7.
                         SYSTEMS AND PROPRIETARY RIGHTS

7.1 Customer Software Access. To the extent required for TPA to provide the Services, each Customer hereby agrees that it shall be responsible for and shall use all commercially reasonable efforts to obtain for TPA, at no cost to TPA, a nonexclusive, royalty-free, nontransferable right and license to access, modify and use, and copy for back up purposes, its Customer Software. Any rights granted to TPA in this Section 7.1 shall only be used by TPA to provide the Services to the Customers, and TPA shall not use any such rights for any other purpose. Each Customer shall provide TPA with detailed specific written technical interface requirements for such Customer's financial and valuation systems requirements to the extent available to the Customer and permitted to be transferred. Each Customer shall, at no cost to TPA, obtain all necessary consents from third-party software vendors with respect to its Customer Software acquired after the Effective Date (and any such Customer Software acquired before the Effective Date where such consents are necessary for TPA to use such Customer Software to provide the Services and such consents had not been previously obtained) that is required for TPA to administer the Policies, including, without limitation, any illustration software, to enable use of third-party software by TPA in the performance of the Services. Upon termination of this Agreement for any reason or the end of TPA's need to use portions of the Customer Software for the provision of the Services, the applicable rights granted to TPA in this Section 7.1 shall immediately revert to such Customer, except as necessary for TPA to carry out its obligations under Section 16.8(e) of this Agreement, and TPA shall, except as necessary for TPA to carry out its obligations under Section 16.8(e) of this Agreement, (1) deliver to such Customer a current copy of its Customer Software in the form in use as of the date of such termination, (2) deliver to such Customer all other copies of its Customer Software or third-party software originally leased by such Customer in TPA's possession, (3) destroy all documentation relating to such Customer Software in TPA's possession unless otherwise agreed to by such Customer and (4) deliver to such Customer a certificate evidencing that TPA has complied with the obligations of this Section 7.1 unless otherwise agreed to by such Customer. If, despite using all commercially reasonable efforts, a Customer is unable to obtain the rights for TPA in Customer Software described in this Section 7.1, or if a Customer is unable to provide the technical interface requirements specified above, TPA shall propose and adopt, subject to such Customer's prior approval, such commercially reasonable alternative approaches as are necessary and sufficient to provide the Services without such rights or interface requirements and will be relieved of Service Performance Standards and other obligations under this Agreement but only to the extent that the unavailability of such rights or interface requirements, or the impact of such alternative approaches, impair TPA's ability to meet such Service Performance Standards or other obligations. Additional levels of effort beyond those that would have been required of TPA had such rights or interface requirements been available will be Additional Customer Services and agreed upon in writing in accordance with the methodology set forth in Exhibit 4.2.1 or Exhibit 4.2.2, as applicable.

7.2 TPA Software Grant to Customers by TPA. TPA hereby grants to each Customer a nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform and distribute copies of TPA Software to the extent used by TPA in the delivery of the Services, as required by such Customer to receive the Services, during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any. The TPA software license granted to any Customer pursuant to this Section 7.2 shall be at no cost to Customer.

7.3 TPA Support. TPA agrees that TPA shall provide reasonable support to each Customer in connection with such Customer exercising its rights under the license to the TPA Software granted to such Customer in Section 7.2, at TPA's then current Standard Rates. Such support shall include, to the extent necessary to receive the Services, the right to use all third-party software used by TPA for the performance of the Services where TPA has such rights. In the event TPA has no such rights to some or all of such TPA software, the Parties shall use commercially reasonable efforts to develop and implement a work-around solution where consent or assignment of applicable third-party software is not available to TPA. Such work-around solution shall be deemed an Additional Customer Service unless otherwise agreed by the Parties; provided, however, that no Customer shall be charged any fees for such Additional Customer Service if the failure of TPA to have such rights arose from any failure of TPA after the Effective Date to use commercially reasonable efforts to obtain such rights under such license agreements.

7.4 Hardware. Unless otherwise provided in the Agreement, each Party shall maintain, at its cost and expense (including but not limited to delivery, installation and connectivity), all computer hardware and peripherals, together with any and all associated documentation ("Hardware") necessary for the performance of the Services that are performed by TPA.

ARTICLE 8.
                                      DATA

8.1 Ownership of Customer Data. All data and information related to Policyholders submitted to TPA by any Customer or Policyholder in connection with the Services (whether received, processed or administered by TPA or otherwise) (collectively, the "Customer Data") is and shall remain the exclusive property of such Customer and shall be considered the Confidential Information of such Customer and held in accordance with Article 13. Customer Data (1) shall not be used by TPA other than pursuant to this Agreement, (2) shall not be disclosed, sold, assigned, leased or otherwise provided to third parties by TPA and (3) shall not be commercially exploited by or on behalf of TPA, its employees, Affiliates or agents.

8.2 Correction of Errors. Each Customer is responsible for the accuracy and completeness of the Customer Data provided by such Customer to TPA. Upon discovery of any Customer created errors or inaccuracies in the Customer Data, TPA shall, with reasonable promptness in light of the nature of the errors or inaccuracies, cooperate with such Customer to correct any errors or inaccuracies in Customer Data attributable to inaccuracies or errors by such Customer. Such activities will be Additional Services to the extent that they require significant additional effort beyond levels then used by TPA in providing the Services. TPA is responsible for (1) the accuracy and completeness of the Customer Data provided or compiled by TPA and (2) any errors in and with respect to data obtained from TPA that is directly attributable to any inaccurate or incomplete Customer Data provided by TPA. Upon discovery of TPA created errors or inaccuracies in the Customer Data, TPA shall, with reasonable promptness in light of the nature of the errors or inaccuracies, correct any errors or inaccuracies in the Customer Data attributable to inaccuracies or errors by TPA.

8.3 Ownership of Media. Unless furnished or paid for by any Customer, all media upon which Customer Data is stored is and shall remain the property of TPA.

8.4 Return of Customer Data. Upon (1) the termination of this Agreement for any reason, (2) the reasonable request by any Customer at any time, at such Customer's expense, or (3) with respect to any particular Customer Data, on such earlier date that such Customer Data is no longer required by TPA in order to provide the Services or in order to comply with Applicable Law, TPA shall (a) promptly return to the relevant Customer or transfer to a third party designated by such Customer, in the format and on the media reasonably requested by such Customer, all Customer Data and Books and Records or (b) at the election and direction of such Customer, erase or destroy all relevant Customer Data and Books and Records in TPA's possession and provide written certification thereof. Any archival tapes containing such Customer Data or Books and Records shall be used by TPA solely for backup purposes.

8.5 Segregation. TPA shall at all times be able to logically segregate the Customer Data, Books and Records and items in process from those of TPA's other customers.

ARTICLE 9.
                                  DATA BACK-UP

9.1 Back-Up. TPA shall make tapes, microfiche, images or other hardcopy backups containing copies of any and all Customer Data and Books and Records then residing on the Customer Software or on any third-party software or on the TPA Software (the "Back-Up Copies") and shall maintain the Back-Up Copies, each in accordance with the procedures and for the time periods set forth in Exhibit
9.1. TPA shall send the Back-Up Copies to the off-site storage facilities in accordance with the procedures set forth in Exhibit 4.4 and Exhibit 9.1 (collectively, the "Off-Site Facilities", each, an "Off-Site Facility") or to any other facility which TPA may select to replace a current Off-Site Facility; provided, however, that (1) TPA shall notify each Customer of any proposed change in the location of an Off-Site Facility and (2) each new Off-Site Facility shall maintain at least the same level of Security Procedures which were maintained at the replaced Off-Site Facility and shall otherwise comply with the provisions of this Agreement. Upon any Customer's reasonable request and, if required, execution of a non-disclosure agreement with applicable Off-Site Facility provider(s) in a form reasonably acceptable to such Customer, authorized personnel of such Customer shall be permitted access to the Off-Site Facilities during normal business hours subject to any reasonable security procedures or other restrictions in effect at the Off-Site Facilities at the time of the access. Upon the reasonable request of any Customer, TPA shall make available to Customer a copy of such of the Back-Up Copies as such Customer shall request. The costs of producing any Back-Up Copies for such Customer shall be paid to TPA by Customer as a Pass Through Cost.

ARTICLE 10.
                         CONTINUED PROVISION OF SERVICES

10.1 Business Resumption Plan. Exhibit 10.1 sets forth the procedures to be followed with respect to the continued provision of the Services in the event a Service Center, including for the avoidance of doubt any call center used by TPA in providing the Services, is unavailable for use by TPA because it has been destroyed, damaged or is otherwise not available for use (the "Business Resumption Plan") to such an extent that TPA is unable to provide any or all of a portion of the Services. TPA may modify or change the Business Resumption Plan at any time; provided, however, that such change or modification shall be reasonably acceptable to the Customers and shall not materially adversely affect TPA's ability to restore the Services. TPA shall (1) notify the Customers of any material change or modification in the Business Resumption Plan, (2) test the Business Resumption Plan at least once every calendar year during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any, and promptly advise the Customers of the test results, (3) consult with the Customers regarding the priority to be given to the Services during the pendency of any such disaster and (4) not be excused from implementing the Business Resumption Plan as a result of the events described in Section 10.2.

10.2 Force Majeure. Neither the Customers nor TPA shall be liable to the other, or be deemed to be in default, under this Agreement by reason or on account of any delay or omission caused by epidemic, fire, order of a court of competent jurisdiction (other than preliminary or permanent injunctions issued pursuant to TPA's indemnity obligations for intellectual property infringement), executive decree or order, act of God or public enemy, war, riot, civil commotion, flood, earthquake, accident, explosion, casualty, embargo or any other cause beyond the reasonable control of such Party; provided that such force majeure event that is an accident or casualty is not caused directly or indirectly by the excused Party and could not have been prevented by such Party's reasonable diligence; and provided, further, that such events shall not be excused to the extent they are within or can be obviated by the implementation of TPA's Business Resumption Plan. If an event contemplated by the first sentence of this Section 10.2 causes TPA to be unable, through its Business Resumption Plan or otherwise, to provide the affected Services in accordance with the Service Performance Standards (i) for more than twenty-one (21) days, the affected Customer shall have the right to terminate such affected Services under this Agreement without payment of a Termination Charge or (ii) for more than 42 days, the affected Customer shall have the right to immediately terminate this Agreement in its entirety as it applies to such Customer; provided, however, that each affected Customer shall use commercially reasonable efforts to cooperate with TPA to cure such condition. A termination under this Section 10.2 shall not be termination for cause.

ARTICLE 11.
                                  COMPENSATION

11.1 Services Fees. In consideration of TPA providing the Services, each Customer shall pay to TPA the fees set forth in Exhibit 11.1 (the "Services Fees") and any other fees explicitly set forth herein, subject to any applicable adjustments set forth in this Agreement, according to the payment schedule in
Exhibit 11.1. Unless otherwise mutually agreed by the Parties during the Initial Term, the Services Fees set forth in Exhibit 11.1 shall remain in effect for the Initial Term, and the applicable Parties will mutually agree on Services Fees for the Renewal Term, if any.

11.2 Additional Services Fees. In consideration of TPA providing any Additional Customer Services, ADS Additional Services or TSMS Additional Services, the relevant Customer shall pay the Additional Customer Services Fees, ADS Additional Services Fees or TSMS Additional Services Fees, as applicable, in the manner agreed upon by such Customer and TPA in accordance with Section 4.2 and
Exhibit 11.1.

11.3 Payment Schedule. The payment schedule for the Services Fees, Additional Customer Services Fees, TSMS Additional Services Fees and ADS Additional Services Fees and any other fees or charges owed by each Customer are set forth in Exhibit 11.1 hereof.

11.4     Taxes.
         -----

(a) Each Customer shall be responsible for payment of all sales, use, services, value added, GST and excise taxes (not including any personal property taxes for property of TPA or taxes based on TPA's net income) based on or in connection with the provision of the Services which are found to be applicable and TPA shall collect and remit to the applicable Governmental Entity all such taxes that it is required under Applicable Law to collect and remit. To the extent required by Applicable Law, the appropriate amount of such tax shall be invoiced to and paid by such Customer to TPA at the same time and on the same conditions as applied to the tax payment due. Each Party shall timely file all returns related to such taxes that it is required to submit and will timely submit all taxes that it is required under Applicable Law to submit; provided, however, that TPA will be relieved of any such responsibility to the extent that a Customer has not submitted to TPA in a timely manner any taxes required to be provided to TPA for submission to the applicable Governmental Entity.

(b) If a Customer disagrees with TPA's determination that any tax is due with respect to the subject matter of this Agreement, and TPA is attempting to invoice Customer for such tax as provided in Section 11.4(a), then TPA shall cooperate with such Customer and take any actions reasonably requested by such Customer (at Customer's expense) to work with the appropriate tax jurisdiction and any mutually acceptable counsel to determine the appropriate tax that is due. TPA and each Customer agree to cooperate in good faith with each other to seek optimal results under their respective audits by any Governmental Entity when tax-related issues develop related to the transactions contemplated by this Agreement. If TPA receives an assessment by any taxing authority for taxes for which a Customer is responsible under this Agreement, TPA will promptly notify such Customer. When permitted under Applicable Law, TPA will, at the reasonable request of such Customer, assign to such Customer the right to contest the imposition of any tax that is the subject of such assessment. Such Customer shall in such a case assume responsibility for payment of all costs it incurs in contesting such claim. With respect to all other claims, such Customer will have the right to participate in the dispute process to the extent the representation has a direct effect on Customer's tax-related responsibilities. In such a case, TPA will manage and represent the claim with such Customer's input and Customer will be responsible for costs, including out-of-pocket expenses, associated with the claim that it is requested to contest.

(c) If any taxes payable by a Customer that are required to be collected by TPA pursuant to Section 11.4(a) are not invoiced by TPA (or are invoiced on a date such that such Customer and TPA are not reasonably able to deliver the amount of such taxes to the relevant taxing authority in a timely fashion), and it is ultimately determined that such taxes are due and payable, then such Customer shall reimburse TPA for the amount of such taxes, subject to TPA's obligation under Section 11.4(f) below.

(d) No Customer nor TPA shall be required to pay or otherwise be liable or responsible for, any penalty, additional tax, costs or interest that may be assessed or levied by any taxing authority as a result of the failure of any other Party to file any return, form, or information statement that may be duly required from such Party by such taxing authority or, in the case of TPA, to pay to the relevant taxing authority any tax amounts collected from such Customer hereunder, including for sales and use taxes, unless such failure is caused by failure of such Customer to provide necessary information to TPA or to timely pay any tax amounts to TPA for which TPA has invoiced such Customer and that such Customer is required to pay to TPA pursuant to this Section 11.4 for payment to the applicable taxing authority.

(e) A Customer will be entitled to any refunds or rebates of taxes collected and submitted by TPA to a Governmental Entity pursuant to Section 11.5(a) above to the extent that such refunds or rebates are taxes that were the responsibility of such Customer to pay pursuant to this Agreement. Such Customer may require TPA to choose one of the following: (i) apply for and diligently pursue, at such Customer's expense, such refunds of the taxes referred to in the preceding sentence as are legally permissible; (ii) to the extent permissible under Applicable Law, assign its rights to a refund claim for such taxes to such Customer; or (iii) if TPA has already received a refund or rebate of any such tax, pay to such Customer the amount of such tax refunded to TPA.

(f) TPA and each Customer will indemnify and hold the other harmless pursuant to Section 17.1(c) or Section 17.2(d), as applicable, for a failure of TPA or such Customer, as the case may be, to make required tax payments or file required returns when owed or due.

11.5 Pass Through Costs. Each Customer shall pay certain reasonable pass through costs and out-of-pocket expenses (the "Pass Through Costs") as set forth in
Exhibit 11.1, which Pass Through Costs are related to the Services. TPA shall use its commercially reasonable efforts to minimize all costs that are Pass Through Costs.

11.6 Contingent Commissions. Notwithstanding anything to the contrary in this Agreement, while TPA may receive compensation under this Agreement based on premiums or charges collected or on the number of claims paid or processed, TPA shall not receive commissions, fees or charges which are contingent upon savings obtained in the adjustment, settlement, and/or payment of losses covered by any Customer's or any other insurer's obligations.

11.7 Most Favored Customer. If TPA provides services to any customer of TPA other than to any of the Customers and such Services, or any portion thereof, that are (1) substantially similar to the Services and involve substantially similar volumes, to the extent such similarity and volumes affect pricing, and
(2) provided at lower prices than those charged to the Customers, then TPA shall promptly notify the Customers and provide the Customers with the relevant pricing information; provided, however, that TPA shall not be required to (i) change or adjust any pricing terms under this Agreement, (ii) disclose any information that would directly identify such other customer or (iii) disclose such pricing terms if it is specifically prohibited from disclosing the pricing terms of such other customer by Applicable Law or the terms of an agreement with such other customer.

11.8 Payments from Service Providers. With respect to Pass Through Costs, as an agent of each Customer, TPA shall disclose to such Customer all charges, fees, commissions, rebates, discounts and other payments directly received by TPA from service providers in connection with the provision of the Services for such Customer, and any such payments shall be credited to such Customer.

11.9 Records. TPA shall maintain complete and accurate accounting records in accordance with sound accounting practices to substantiate TPA's Services Fees, Additional Customer Services Fees, ADS Additional Services Fees and TSMS Additional Services Fees under this Agreement and on each invoice. TPA shall preserve such records for the period required by Applicable Law but for at least seven (7) years after completion of the pertinent Services.

ARTICLE 12.
                             ADJUSTMENTS TO CHARGES

12.1 Audit of Charges. In addition to any Customer's rights under Section 5.11 and Section 5.12 herein, upon at least thirty (30) days notice from such Customer and no more than once during any calendar year (unless a previous audit reveals a discrepancy), TPA shall provide such Customer with access to all applicable financial records and supporting documentation in respect of its charges to such Customer pursuant to this Agreement that are reasonably necessary to verify such charges. If, as a result of such audit, such Customer determines that TPA has overcharged such Customer, such Customer shall notify TPA of the amount of such overcharge and TPA shall promptly pay to such Customer the amount of the overcharge, plus interest at the rate of the prime rate published by the Wall Street Journal plus two percent (2%) pro rated per month (but in no event to exceed the highest lawful rate of interest), calculated from the date of payment of the overcharged amount until the date of payment to such Customer, unless disputed in good faith. All Confidential Information of TPA obtained as a result of any monitoring, audits or inspections pursuant to this
Section 12.1 shall be held by such Customer in accordance with the provisions of
Article 13. Customers shall not have access to TPA's or its affiliates' locations or proprietary data or to TPA's customer locations or proprietary data, provided that any Customer may have access to appropriate portions of TPA's locations used to perform the Services, and to the Off-Site Facilities, to the extent reasonably necessary to audit TPA's charges under this Agreement.

12.2 Undercharges. If, as a result of an internal audit of its charges to any Customer, TPA determines that it has undercharged such Customer, TPA may provide such Customer with an invoice in respect of such amount. Any such invoice shall include the information specified in Section 11.3 and evidence that the amount was not charged to such Customer previously. Upon receipt of this information and evidence, Customer shall promptly pay to TPA the amount of the undercharge, plus interest at the prime rate published by the Wall Street Journal plus two percent (2%) pro rated per month (but in no event to exceed the highest lawful rate of interest), calculated from the later of the date such undercharge should have been paid until the date of payment to TPA unless disputed in good faith.

ARTICLE 13.
                                 CONFIDENTIALITY

13.1 Confidential Information. For purposes of this Agreement, "Confidential Information" means (i) any information designated by the disclosing Party as confidential and (ii) any other information that is treated as confidential by the disclosing Party and would reasonably be understood to be confidential, whether or not so marked, it being understood that information contributed by a Party to the procedures manual, the pricing terms and other material provisions of this Agreement, and information, in whatever format, that is related to the Policies, the Policyholders or the Services, including, without limitation (unless expressly excepted), the names and any information relating to any past, current or future Policyholder or customer, any information about the disclosing Party's business or products, the terms of this Agreement, or any Nonpublic Personal Information (as defined below), shall be treated as confidential by any receiving Party. "Nonpublic Personal Information" means personally identifiable financial information, as defined by Title V of the Gramm-Leach-Bliley Act ("GLB"), codified as 15 U.S.C. ss. 6801 et seq., and its implementing regulations as may be amended from time to time, and personally identifiable health or medical information pertaining to a past, current or future Policyholder. "Confidential Information" excludes (1) information that is in the public domain or becomes available without a breach of this Agreement and without reliance on the Confidential Information, (2) information a Party obtains from a third party without breach of this Agreement, and (3) information of the type described in the last sentence of this Section 13.1. All Confidential Information of a Party, Customer Data and Books and Records shall be held in confidence by any other Party (including its Affiliates) to the same extent and in at least the same manner as such Party protects its own confidential or proprietary information, but in any event using no less than commercially reasonable security measures to avoid disclosure, publication, release, transfer or otherwise make available any other Party's Confidential Information, Customer Data or Books and Records in any form to, or for the use or benefit of, any Person without the other Party's written approval. In the event that a Party intends to disclose any other Party's Confidential Information, Customer Data and Books and Records, the disclosing Party shall notify the other Party of the disclosure and shall cooperate with such Party in seeking a confidentiality agreement, protective order, or other protection of the confidentiality of such Confidential Information, Customer Data or Books and Records. Each Party shall, however, be permitted to disclose relevant aspects of the other Parties' Confidential Information, Customer Data and Books and Records to its directors, officers, agents, employees and third-party contractors and to the directors, officers, agents, third-party contractors and employees of its Affiliates to the extent that such disclosure is reasonably necessary and appropriate, provided that any disclosing Party shall (x) take all reasonable measures to ensure that such Confidential Information, Customer Data and Books and Records are not disclosed or duplicated in contravention of the provisions of this Agreement and (y) be liable to such other Party for any disclosure or duplication not otherwise permitted. Each Party shall be entitled to disclose Confidential Information, Customer Data and Books and Records as required by Applicable Law; provided, however, that before disclosure and not more than three (3) Business Days from its receipt of the order or legal process or its decision that a law or regulation compels the disclosure, the compelled Party shall notify the other Parties of the compelled disclosure and shall cooperate with such Party in seeking a confidentiality agreement, protective order, or other protection of the confidentiality of the Confidential Information, Customer Data or Books and Records. In addition, each Party may use in its business activities the ideas, concepts, and know-how contained in any other Party's Confidential Information which is retained in the unaided memories of such Party's employees who have had access to the Confidential Information under this Agreement. The obligations in this Section 13.1 shall not apply with respect to information that is independently developed by any other Party, becomes part of the public domain (other than through unauthorized disclosure by the Receiving Party), is disclosed by the owner of such information to a third party free of any obligation of confidentiality or which any Party gained knowledge or possession of free of any obligation of confidentiality.

13.2 Unauthorized Acts. Each Party shall, with respect to any unauthorized possession resulting from the failure of such Party to treat Confidential Information in accordance with Section 13.1: (1) notify TPA or any of the Customers, as applicable, promptly of any material unauthorized possession, use or knowledge, or attempt thereof, of TPA or any of the Customer's Confidential Information, as applicable, by any Person which may become known to such Party,
(2) promptly furnish to TPA or the applicable Customer, as applicable, full details of the unauthorized possession, use or knowledge, or attempt thereof, and assist TPA or the applicable Customer, as applicable, in investigating or preventing the reoccurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information, (3) use reasonable efforts to cooperate with TPA or the applicable Customer, as applicable, in any litigation and investigation against third parties deemed necessary by TPA or the applicable Customer, as applicable, to protect its proprietary rights and (4) promptly use all reasonable efforts to prevent a reoccurrence of any such unauthorized possession, use or knowledge of Confidential Information. As between the Parties, a Party responsible for such unauthorized acts as contemplated in this Section 13.2 shall pay the reasonable external costs incurred by any of the other Parties to comply with this Agreement, including any costs incurred in connection with seeking a confidentiality agreement, protective order, or any other protection of the confidentiality of the Confidential Information, Customer Data or Books and Records as contemplated in
Section 13.1.

13.3 Action by Parties. Neither TPA nor any of the Customers, as applicable, shall commence any legal action or proceeding against a third party in respect of any unauthorized possession, use or knowledge, or attempt thereof, of any other Party's Confidential Information by any Person without the consent of such other Party.

13.4 GLB Compliance. TPA agrees to maintain and hold in confidence all Nonpublic Personal Information obtained by it from any of the Customers or any Policyholder in the performance of its duties and obligations under this Agreement. TPA shall not use or disclose such information to any third party without the express written consent of the Customer whose information may be used or disclosed, except as required under Applicable Law and as necessary for the performance of TPA's duties under this Agreement.

13.5 Exception for Tax Information. Notwithstanding anything in this Agreement to the contrary, each Party to this Agreement (and any employee, representative, or other agent of each Party to this Agreement) may disclose to any and all Persons, without limitation of any kind, its own tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided that all other Confidential Information of the other Party remains subject to this Article 13; and provided, further, that any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

13.6 Duration of Obligations. The obligations of this Article 13 with respect to particular information shall apply for a period of four (4) years after the termination of this Agreement or for such longer period as may be required by Applicable Law; provided, however, that Nonpublic Personal Information shall remain confidential in accordance with GLB or other Applicable Law.

ARTICLE 14.
                FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS

14.1 By  Customer.   Each  Customer  represents,   warrants  and  covenants,  as
     applicable, that:

(a) it is duly incorporated, validly existing and in good standing under the laws of its domiciliary state;

(b) it is a licensed insurer, in the case of Liberty and BMA; it is a registered investment advisor in the case of Liberty Capital Advisors, Inc.; it is a licensed insurance agency in the case of The Liberty Marketing Corporation; and it is a licensed state-chartered bank in the case of RBC Centura Bank;

(c) it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(d) no approval, authorization or consent of any Governmental Entity is required to be obtained or made in order for it to enter into and perform its obligations under this Agreement;

(e) it has not, and will not, disclose any Confidential Information of TPA in violation of the terms of this Agreement;

(f) as of the Effective Date there is no Claim pending or, to the Knowledge of such Customer, contemplated or threatened against such Customer which seeks damages or penalties in connection with any of the transactions contemplated by this Agreement or to restrict or delay the transactions contemplated hereby or to limit in any manner TPA's rights under this Agreement; and

(g) except as set forth on Schedule F, to the Knowledge of Liberty or BMA, as applicable, the Policies which are the subject of the Services were issued in conformity in all material respects with Applicable Law at the time of issue and such Policies will remain in compliance in all material respects with Applicable Law during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any. Except as set forth on Schedule F, to the Knowledge of Liberty or BMA, as applicable, the Policy forms that have been used to issue the Policies which are the subject of the Services, and any Policies acquired by either BMA or Liberty, as applicable, have been filed, where necessary, with the appropriate state insurance authorities in the states where the Policies have been sold and meet in all material respects all applicable legal requirements of each such state.

(h) each of Liberty or BMA, as applicable, shall be responsible for maintaining its Policies in compliance with Applicable Law and all changes to Applicable Law that occur during the Initial Term, the Renewal Term, if any, and the Transfer Assistance Period, if any. Notwithstanding anything herein to the contrary, such Customer shall promptly inform TPA in writing of any changes in Applicable Law with respect to its Policies or with respect to such Customer in respect of the Policies and provide direction to TPA with respect to any changes to the Services that are required to maintain such compliance, subject to the provisions of Section 4.2.

14.2     By TPA.  TPA represents, warrants and covenants that:
         ------

(a) it is a licensed third-party administrator duly incorporated, validly existing and in good standing under the laws of South Carolina;

(b) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c) no approval, authorization or consent of any Governmental Entity is required to be obtained or made by TPA, in order for it to enter into and perform its obligations under this Agreement (except as required by Section 14.2(h));

(d) it has not, and will not, disclose any Confidential Information of any Customer in violation of the terms of this Agreement;

(e) the Services shall be rendered by personnel reasonably qualified by training and experience to perform such Services, shall be provided with diligence and shall be executed in a workmanlike manner in accordance with the Service Performance Standards and with practices and professional standards used in well-managed operations performing third-party administrator services similar to the Services;

(f) the Services do not and will not infringe upon the proprietary rights of any Person, excluding any such infringement, violation or misappropriation caused by (1) materials or resources provided by any of the Customers, their Affiliates, or their respective contractors or subcontractors (other than TPA and its contractors or subcontractors), or (2) modifications by any of the Customers, their Affiliates, or their respective contractors or subcontractors (other than TPA and its contractors or subcontractors) of Services or the results thereof, or (3) Services or the results thereof conforming to, or being based upon, designs, specifications, or other information provided by or at the direction of any of the Customers, their Affiliates, or their respective contractors or subcontractors (other than TPA and its contractors or subcontractors) or use of business processes provided or specified by any of the Customer, their Affiliates, or their respective contractors or subcontractors (other than TPA and its contractors or subcontractors);

(g) the TPA Software does not and will not infringe upon the proprietary rights of any third party; excluding any such infringement, violation or misappropriation caused by (1) materials or resources provided by any of the Customers, their Affiliates, or their respective contractors or subcontractors (other than TPA and its contractors or subcontractors), or
     (2) modifications by any of the Customers, their Affiliates, or their respective contractors or subcontractors (other than TPA and its contractors or subcontractors) of Services or the results thereof, or (3) Services or the results thereof conforming to, or being based upon, designs, specifications, or other information provided by or at the direction of any of the Customers, their Affiliates, or their respective contractors or subcontractors (other than TPA and its contractors or subcontractors) or use of business processes provided or specified by Customer, its Affiliates, or their respective contractors or subcontractors (other than TPA and its contractors or subcontractors);

(h) TPA has, or prior to the performance of any Services will have, all required licenses and permits from applicable Governmental Entities and all necessary intellectual property rights in the TPA Software and third-party software required for the performance of the Services and to grant to each Customer the rights specified in Article 7 of this Agreement;

(i) as of the Effective Date, there is no Claim pending or, to TPA's knowledge, contemplated or threatened against TPA which seeks damages or penalties in connection with any of the transactions contemplated by this Agreement or to restrict or delay the transactions contemplated hereby or to limit in any manner any Customer's rights under this Agreement;

(j) TPA shall not subcontract any material portion of the Services to be performed under this Agreement without the affected Customer's prior written consent; provided, however, that TPA may, without such consent, subcontract any portion of the Services to an Affiliate of TPA on 60 days prior written notice to each affected Customer and may, without such consent or prior notice, subcontract any portion of the Services to any of the Affiliates of TPA set forth in Exhibit 4.3. In the event TPA subcontracts any Services to be performed under this Agreement, TPA shall retain responsibility for the Services in accordance with the terms of this Agreement, including the Service Performance Standards; and

(k) In order to comply with applicable requirements under GLB or other Applicable Law, TPA will provide Customer with a signed confidentiality certificate annually while this Agreement remains in effect for so long as such a certificate is required by GLB or other Applicable Law, in the format required by GLB or other Applicable Law and as provided by the applicable Customer and consented to by TPA or as mutually agreed by TPA and such Party, such agreement or consent not to be unreasonably withheld.

14.3 DISCLAIMER. EXCEPT AS SPECIFIED IN SECTIONS 14.1 or 14.2, NEITHER TPA NOR CUSTOMER MAKES ANY OTHER WARRANTIES IN RESPECT OF THE SERVICES OR THE CUSTOMER SOFTWARE OR TPA SOFTWARE AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 15.
                               DISPUTE RESOLUTION

15.1 Intention. If one or more of the Customers, on the one hand, and TPA, on the other hand, have a dispute regarding the Services, the Customer or Customers and TPA will follow the dispute resolution process described in this Article 15 (the "Dispute Resolution Process"); provided that nothing in this Article 15 shall preclude any Party's rights to seek injunctive relief to prevent or stay a breach of this Agreement.

15.2     Procedure.

(a) A dispute under this Agreement initially will be referred in writing to the Designated Employees.

(b) If the Designated Employees are unable to resolve the dispute within thirty (30) days of the receipt of the written referral to the Designated Employees, the dispute will be referred in writing to the Chief Executive Officer of Liberty and the Global Services Business Consulting Services Leader, FSS Americas, BTO or her or his designee.

(c) Such Customer(s) and TPA will exercise reasonable, good faith efforts to resolve the dispute throughout the Dispute Resolution Process.

(d) Such Customer(s) and TPA may not initiate formal proceedings for the resolution of such dispute until the earlier of:

(1) the Designated Employees' joint written conclusion that amicable resolution through continued negotiation is unlikely;

(2) thirty (30) days after the written referral to such Designated Employees was made; or

(3) thirty (30) days before the limitations period governing any such cause of action relating to such dispute would expire.

15.3 Waiver; Statements or Offers of Settlement. TPA and each of the Customers:


(a) expressly waive any right to a trial by jury in any proceeding directly or indirectly arising under this Agreement;

(b) agree that written or oral statements or offers of settlement made in the course of the Dispute Resolution Process set forth in this Section:

(1)      will be deemed Confidential Information;

(2) will not be offered into evidence, disclosed, or used for any purpose other than the Dispute Resolution Process; and

(3)      will not constitute an admission or waiver of rights.

15.4 Related Disputes. If disputes arise between TPA and more than one Customer under this Agreement, which disputes arise out of or are related to similar events or actions or inactions on the part of TPA on the one hand or the Customers on the other hand (such disputes, the "Related Disputes"), and such Related Disputes become subject to the dispute resolution process set forth in this Article 15, such Related Disputes shall be resolved to the maximum extent practicable by the Parties as a single dispute, including, if necessary and practicable, by resolving the Related Disputes in a single dispute resolution process in accordance with the process set forth in this Article 15.

15.5 Enforcement. Any court action to enforce the provisions of this Agreement shall be brought in, and the Parties hereby consent to the jurisdiction of, the United States District Court for the Southern District of New York or, absent subject matter jurisdiction in such court, the Supreme Court of the State of New York, New York County. The Parties each hereby waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of such venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. TPA AND EACH CUSTOMER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY SUCH PROCEEDING MUST BE COMMENCED NOT LATER THAN TWO YEARS AFTER A PARTY BECAME AWARE OR SHOULD REASONABLY HAVE BECOME AWARE OF THE CAUSE OF ACTION GIVING RISE TO SUCH PROCEEDING.

15.6 Continued Performance. In the event of a good faith dispute between any of the Customers and TPA regarding this Agreement pursuant to which such Customer in good faith believes it is entitled to withhold payment, such Customer shall promptly notify TPA of such dispute, and shall, upon request by TPA and on the date on which any Services Fees or other fees set forth in Exhibit 11.1 are required to be made during the pendency of such dispute, deposit the amount solely associated with the Services Fees or other fees set forth in Exhibit 11.1 to which the dispute relates in an interest-bearing escrow account in the bank or depository specified by TPA, furnish evidence of such deposit to TPA and pay any undisputed amounts due for payment. The Parties shall escalate the resolution of any such dispute within 30 days of the deposit of the funds into the escrow account. For as long as such Customer makes such escrow deposits during the pendency of such dispute, TPA shall continue to provide the Services to such Customer. Upon resolution of the dispute, the prevailing Party or Parties shall be entitled to money in the amount set forth in the resolution in the escrow account, plus any interest earned on such money; provided, however, that any excess funds in the escrow account will be remitted to such Customer. Notwithstanding the other provisions of this Section 15.6, in no event will the amounts in escrow exceed three (3) months of charges then payable to TPA by the applicable Customer under this Agreement, and upon such amounts reaching such three-month limit TPA and such Customer will have such rights with respect to any other disputed payments or amounts withheld as may be available under Applicable Law and the other provisions of this Agreement.

ARTICLE 16.
                TERMINATION; EFFECT OF TERMINATION OR EXPIRATION

16.1 Expiration. Unless otherwise terminated pursuant to Section 10.2 or this
Article 16, this Agreement will terminate at the expiry of the Initial Term or the Renewal Term, if any, in accordance with Article 3.

16.2     Customer Termination for Convenience.

(a) Liberty may, at its sole discretion and at any time, terminate this Agreement without cause prior to the end of the Initial Term or the Renewal Term, if any, upon at least one hundred eighty (180) days notice to TPA after thirty-six (36) months from the Effective Date and upon payment of the applicable Termination Charge set forth in Exhibit 11.1.

(b) Either Liberty or BMA may, at such Customer's sole discretion and at any time, in accordance with the provisions set forth in Exhibit 11.1, partially terminate this Agreement with respect to the Customer Services or the Technology Services Marketing Support Services, subject to the provisions set forth in Exhibit 11.1 (as defined therein, a "Partial Termination").

(c) Each Customer may, at such Customer's sole discretion and at any time, terminate all Technology Services Marketing Support Services without cause, subject to the provisions set forth in Exhibit 11.1.

(d) Each Customer may, at such Customer's sole discretion and at any time, terminate all Application Development Services without cause, effective immediately, subject to the provisions set forth in Exhibit 11.1.

16.3 Termination for Cause. If TPA, on the one hand, or any Customer on the other materially breaches this Agreement (except as provided in Section 16.4) (such Party, the "Defaulting Party"), and such material breach is not cured within thirty (30) days after notice is given to it by the other Party (the "Non-Defaulting Party") specifying the nature of the default, the Non-Defaulting Party may, upon further notice to the Defaulting Party, terminate this Agreement as of the date specified in such notice of termination; provided, however, that if the Defaulting Party is using its best efforts to cure such failure during such thirty (30) day period and diligently pursues such efforts thereafter, the Non-Defaulting Party may not terminate this Agreement unless such material breach continues for an additional thirty (30) days. TPA covenants and agrees that it shall not file an application for any injunctive relief to continue this Agreement in the event a Customer terminates this Agreement under this Section 16.3.

16.4 Termination for Failure to Provide Services in Accordance with Service Performance Standards. Notwithstanding Section 4.5 of this Agreement, if TPA fails to meet the Service Performance Standards in the provision of any of the Services in the manner described in Section 6.5 of Exhibit 11.1, any Customer may terminate this Agreement, subject to the provisions set forth in Exhibit 11.1.

16.5 Termination for Insolvency. If any Customer or TPA becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, its insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations (such Party, the "Insolvent or Bankrupt Party"), then, unless the Insolvent or Bankrupt Party immediately gives adequate assurance of the future performance of this Agreement, TPA or the Customer(s), as applicable, may, by giving written notice thereof to the Insolvent or Bankrupt Party, terminate this Agreement as of the date specified in such notice of termination. For the purposes of this Section 16.5, the filing of a petition of bankruptcy not dismissed for thirty (30) days shall be considered becoming "bankrupt". A termination under this Section 16.5 shall not be termination for cause.

16.6     Termination on Change of Control or Divestiture.
         -----------------------------------------------

(a) In the event that TPA enters into a definitive agreement with respect to a change of Control or a divestiture of all or substantially all of its assets that results in Control being acquired by an entity engaged directly or indirectly, as a significant part of its business, in the life insurance business, TPA shall promptly notify the Customers of such change in Control, and any Customer may elect, upon prompt notice to TPA, to terminate this Agreement without payment of Termination Charges by providing notice to TPA sixty (60) days prior to such termination. A termination under this Section 16.6(a) shall not be termination for cause.

(b) In the event that, during the thirty-six (36) month period following the Effective Date, any Customer enters into a definitive agreement with respect to a change of Control or a divestiture of all or substantially all of its assets for which Services are or have been provided under this
     Agreement, such Customer will promptly notify TPA and shall use commercially reasonable efforts to obtain acceptance by the relevant counterparty of the terms and conditions of this Agreement; provided, however, that in the event that such Customer cannot obtain such acceptance, such Customer may terminate this Agreement upon prior notice to TPA on the earlier of (1) sixty (60) days after the date specified in such notice or (2) the closing of such change of Control or divestiture transaction, in which case such Customer will pay the Termination Charge that would be due for termination for convenience pursuant to Section 16.2 of this Agreement immediately after the end of the 36-month period following the Effective Date. For the avoidance of doubt, any agreement between a Customer and a reinsurer for reinsurance will not constitute a change of Control, will not be subject to the provisions of this Section 16.6(b), and in the event of such reinsurance agreement this Agreement will remain in force in accordance with its terms. Upon any change of Control contemplated by this Section 16.6(b), the Customer subject to the change of Control will be obligated to obtain, at its expense, any consents of any third party or parties that may be necessary for TPA to continue providing Services to such Customer and TPA will not be responsible for continued provision of such Services to the extent that such consents have not been obtained.

16.7 Termination of Agreement by Liberty. In the event that Liberty terminates this Agreement with respect to itself in accordance with Section 16.2, Section
16.3 or Section 16.4 of this Agreement, each other Customer may elect to terminate this Agreement by giving TPA notice within thirty (30) days of the termination of this Agreement by Liberty. In the event of a termination of this Agreement by any Customer other than Liberty, this Agreement shall remain in effect with respect to the other Customers unless it is otherwise terminated or expires in accordance with the terms of this Agreement.

16.8 Effect of Expiration or Termination. Upon the termination of this Agreement pursuant to Section 10.2 or this Article 16:


(a) TPA shall provide to the relevant Customer all reasonable assistance requested by such Customer in promptly and orderly moving all Services to such Customer or to a third party selected by such Customer (the "Transfer Assistance Services") for up to one (1) year after termination or expiration of this Agreement or such lesser period as is requested by such Customer (the "Transfer Assistance Period"). Subject to Section 16.8(e), such Customer shall pay TPA for Transfer Assistance Services at the rates then in effect in accordance with Exhibit 11.1 and shall pay any applicable Termination Charge in accordance with the schedule for such payment set forth in Table IV of Exhibit 11.1.

(b) Each Customer shall pay TPA for all Services performed through the final date of the performance of such Services.

(c) Each Party shall have the rights specified in Article 7 in respect of the Customer Software, the TPA Software, and third-party software.

(d) Each Party shall be required to make all further payments payable to the other Party.

(e) TPA agrees that, in order to provide for uninterrupted service of the Policies to each Customer, at such Customer's request for the period of time requested by such Customer, TPA shall provide Transfer Assistance Services in accordance with Exhibit 11.1 or at TPA's then-applicable Standard Rates, as applicable. TPA's provision of Transfer Assistance Services shall be subject to:

(1) the extent TPA can perform such requested Transfer Assistance Services using its then-existing resources used to provide the Services under this Agreement, until expiration or termination of this Agreement, unless otherwise agreed by the applicable Customer and TPA;

(2) each relevant Customer allowing TPA to use such Customer's applicable facilities to enable TPA to effect an orderly transition of resources;

(3) if TPA terminates this Agreement for a Customer's material breach, TPA's providing such Customer with Transfer Assistance Services if such Customer pays for such Transfer Assistance Services in advance; and

(4) the applicable provisions of this Agreement remaining in full force and effect during the Transfer Assistance Period including the Service Performance Standards described in Section 4.5 and set forth in Exhibit 4.1.1; provided, however, that TPA shall be relieved of any Service Performance Standards (including any remedies set forth in this Agreement) if (i) there is a change to the Services or disruption in delivery or receipt of the Services due to the actions or omissions of a Customer or third party or (ii) activities that were Services under this Agreement are no longer under the sole control of TPA, where such activities are necessary to perform the applicable Services in accordance with the Services Performance Standards at such time.

ARTICLE 17.
                                 INDEMNIFICATION

17.1 Indemnification by TPA. Subject to the other provisions of this Article 17, TPA shall indemnify, defend and hold harmless each Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents and employees from (i) all damages, liabilities, losses or expenses or amounts paid in settlement, whether contractual, extra-contractual or punitive in nature, and (ii) all related costs and expenses associated with such amounts, in all cases with respect to the items referred to in clauses (i) and (ii), that are payable to a third party, together with reasonable legal fees and related costs and expenses (collectively, the "Losses"), in connection with any claims, demands, litigation, actions, suits, hearings, proceedings, or investigations commenced by such third party, to the extent resulting from:

(a) Claims that the Services or TPA Software infringe any patent, trade secret, trademark, copyright or other intellectual property right of any third party, but excluding any such infringement, violation or misappropriation caused by (i) materials or resources provided by each Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than TPA or its contractors or subcontractors), or (ii) modifications by each Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than TPA or its contractors or subcontractors) of Services or the results thereof, or (iii) Services or the results thereof conforming to, or being based upon, designs, specifications, or other information provided by or at the direction of each Customer, its
     Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than TPA or its contractors or subcontractors) or use of business processes provided or specified by each Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, or contractors or subcontractors (other than TPA or its contractors or subcontractors);

(b) To the extent related to this Agreement or the Services, Claims against a Customer by TPA's Affiliates, and, if applicable, their directors, officers, stockholders, partners, attorneys, accountants, agents, employees or subcontractors arising out of a subcontract between TPA and such subcontractor in connection with such subcontractors' performance of services forming part of the Services, except to the extent caused by the negligence or intentional misconduct of such Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than TPA or its contractors or subcontractors) or
     (ii) for claims against such Customer for indemnification made by such subcontractors to the extent such indemnification is available under this
     Article 17;

(c) Claims for fines, penalties or amounts paid in settlements (i) resulting from the failure of TPA to timely file correct information returns that it is required to file under this Agreement or by Applicable Law or (ii) as a result of failure to timely pay or remit taxes for which it is responsible for remitting or payment pursuant to Section 11.4(a), except in any such case to the extent such failure is caused by the failure of a Customer to timely provide TPA with necessary information or submit in a timely manner taxes which TPA is required to submit under Applicable Law;

(d) Claims for bodily injuries, death or damage to tangible personal or real property to the extent caused by the negligent acts or omissions of TPA, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors, except to the extent caused by the negligence or intentional misconduct of such Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (but excluding TPA and its Affiliates and subcontractors from such exception);

(e) Claims for (i) fines, or penalties imposed by, or amounts paid in settlements with, a Governmental Entity resulting from the failure of TPA to comply with Applicable Laws that apply to the Services or its failure to perform its obligations hereunder in accordance with the terms of this Agreement or the instructions of the Customer so instructing TPA (other than as a result of the applicable Customer failing to comply with Applicable Law, or its failure to perform its obligations hereunder in accordance with the terms of this Agreement) and (ii) amounts paid pursuant to any closing agreements entered into with the Internal Revenue Service or other taxing authority in connection with any Contract Failure for which TPA is responsible pursuant to Section 17(f)(i) below; and

(f) Claims by Policyholders (including, for the avoidance of doubt, "Contract Failures" as defined below) resulting from failure by TPA to comply with Applicable Laws that apply to the Services and to perform its obligations in accordance with the terms of this Agreement or the instructions of the Customer so instructing TPA.

                  For purposes of this Agreement, "Contract Failure" means (1) any life insurance contract or annuity contract failing to qualify as a life insurance contract or annuity contract as applicable under the U.S. federal tax laws including, without limitation, under Sections 72, 101(f), 817(h) and 7702 of the Code and their underlying regulations, and (2) any life insurance contract issued, entered into, reinsured, or sold by a Customer qualifying as a modified endowment contract within the meaning of 7702A of the Code, (i) in each case as a result of failure of TPA to perform its obligations under this Agreement in accordance with the terms of this Agreement or the instructions of the Customer so instructing TPA, and (ii) in all cases other than as a result of the failure of the life insurance contract or annuity contract to comply with applicable U.S. federal tax laws either at the issuance of, or as of the date of any amendments to, the life insurance contract or annuity contract., it being understood by the Parties that TPA will not be responsible for Losses arising from Claims arising from the circumstances described in clauses (1) or (2) of this paragraph as a result of such failure as described in this clause (ii).

17.2 Indemnification by Customers. Subject to the other provisions of this
Article 17 each Customer shall indemnify, defend and hold harmless TPA, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents and employees from, against and in respect of all Losses in connection with any claims, demands, litigation, actions, suits, hearings or investigations commenced by such third party, to the extent resulting from:

(a) Except as otherwise set forth herein, Claims that arise under or in connection with or are otherwise in any way such related to the Policies, including, without limitation, Claims related to (1) Customer's responsibilities under Section 6.3 above, (2) the Insurance Risk for the Policies, or (3) acts or omissions of the agents, brokers or representatives who sold the Policies;

(b) Claims that Customer Software infringes any patent, trade secret, trademark, copyright or other intellectual property right of any third party, but excluding any such infringement, violation or misappropriation caused by (i) materials or resources provided by TPA, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than each Customer or its contractors or subcontractors), or (ii) modifications by TPA, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than each Customer or its contractors or subcontractors) of Services or the results thereof, or (iii) Services or the results thereof conforming to, or being based upon, designs, specifications, or other information provided by or at the direction of TPA, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than each Customer or its contractors or subcontractors) or use of business processes provided or specified by TPA, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, or contractors or subcontractors (other than each Customer or its contractors or subcontractors);

(c) To the extent related to this Agreement or the Services, Claims against TPA by such Customer's Affiliates, and, if applicable, their directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors (other than TPA, its Affiliates, subcontractors or contractors), except to the extent caused by the negligence or intentional misconduct of TPA, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors;

(d) Claims for fines, penalties or amounts paid in settlements resulting from the failure of such Customer to timely file correct information returns, except to the extent such failure is caused by the failure of TPA to timely provide such Customer with necessary information, or to timely submit any taxes for which it is responsible for payment pursuant to Section 11.4(a) to TPA or the appropriate Governmental Entity, as applicable;

(e) Claims for bodily injuries, death or damage to tangible personal or real property to the extent caused by the negligent acts or omissions of such Customer, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors, except to the extent caused by the negligence or intentional misconduct of TPA, its Affiliates, and, if applicable, their respective directors, officers, stockholders, partners, attorneys, accountants, agents, employees, contractors or subcontractors; and

(f) Claims for fines or penalties imposed by, or amounts paid in settlements with, a Governmental Entity resulting from the failure of a Customer to comply with Applicable Laws that apply to the Services or its failure to perform its obligations in accordance with the terms of this Agreement, other than as a result of TPA's failure to comply with Applicable Law, or its failure to perform its obligations hereunder in accordance with the terms of this Agreement or the instructions of the Customer so instructing TPA.

17.3 Indemnification Procedures Involving Third-Party Claims. If any third party makes a Claim covered by Section 17.1 or Section 17.2 against an indemnified Party (any such Customer or TPA, as applicable, an "Indemnified Party") with respect to which such Indemnified Party intends to seek indemnification under
Section 17.1 or Section 17.2, such Indemnified Party shall promptly deliver to the indemnifying Party (any such Customer or TPA, as applicable, an "Indemnifying Party") a written notice (a "Claims Notice"), including a brief description of the amount and basis of the Claim, if known. Upon giving such Claims Notice, the Indemnifying Party shall be obligated to defend such Indemnified Party against such Claim, and the Indemnified Party (except as provided below) shall cooperate fully with, and assist, the Indemnifying Party in its defense against such Claim at the Indemnifying Party's expense. The Indemnifying Party shall keep the Indemnified Party apprised at all times as to the status of the defense; provided, however, that the failure of the Indemnified Party to give prompt notice or to keep Indemnifying Party reasonably apprised shall not relieve the Indemnifying Party of any of its obligations hereunder unless such failure prejudices the Indemnifying Party.

         The Indemnifying Party shall be entitled to assume and control the defense of any such Claim on Indemnified Party's behalf by written notice to the Indemnified Party within thirty (30) days after receipt of a Claims Notice and the Indemnified Party shall cooperate fully with, and assist the Indemnifying Party in the defense and all related settlement negotiations of such Claim. The Indemnifying Party shall pay all reasonable outside costs incurred by the Indemnified Party related to the Indemnified Party's assistance in defense of a Claim. The Indemnified Party shall have the right to join in the defense of such Claim and employ its own separate counsel in any action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party; provided, however, (1) if the Parties agree that it is advantageous to the defense for the Indemnified Party to employ its own counsel or (2) if the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Claim (in which case the Indemnifying Party shall not have the right to direct or participate in the defense of such Claim on behalf of the Indemnified Party), then, in each such instance, the reasonable fees and expenses of counsel for such Indemnified Party shall be borne by the Indemnifying Party; provided that the Indemnified Party shall notify the Indemnifying Party of such counsel, and further provided that with respect to any conflict of interest situation described above, the Indemnifying Party may dispute the existence of a conflict and will not be obligated to pay for such counsel if it is ultimately determined that the Indemnified Party's conclusion that there was a conflict of interest requiring separate counsel was erroneous.

         If the Indemnifying Party shall fail to notify the Indemnified Party of its desire to assume the defense of any such Claim within the prescribed period of time or shall notify the Indemnified Party that it will not assume the defense of any such Claim, then the Indemnified Party shall defend such Claim in any such manner as it may deem appropriate, subject to the right of the Indemnifying Party to assume the defense of such Claim any time prior to its final determination or settlement. The Indemnifying Party shall also be permitted to join in the defense of such Claim and employ counsel at its own expense. Neither the Indemnifying Party nor any Indemnified Party shall be liable for any settlement of any Claim effected without its consent, which consent shall not be unreasonably withheld, except as set forth below.

         Notwithstanding the foregoing, the Indemnified Party shall retain, assume or reassume sole control over, and all expenses relating to, every aspect of the defense that it believes is not the subject of the indemnification provided for in Sections 17.1 or 17.2 and upon such retention, assumption or reassumption, the Indemnifying Party will be relieved of responsibility for indemnifying the Indemnified Party for such defense or the Claim to which such defense relates.

         Until both (1) the Indemnified Party receives notice from the Indemnifying Party that it will defend; and (2) the Indemnifying Party assumes such defense, the Indemnified Party may, at any time after ten (10) days from notifying the Indemnifying Party of the Claim, resist the Claim or, after consultation with and the consent of the Indemnifying Party, settle or otherwise compromise or pay the Claim. The Indemnifying Party shall pay all reasonable outside costs of the Indemnified Party actually incurred arising out of or relating to that defense and any such settlement, compromise or payment.

         Following indemnification as provided in Sections 17.1 and 17.2, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to the matters from which indemnification has been made.

17.4     Tax Effects of Indemnified Costs.

(a) A Party receiving a payment pursuant to this Article 17 shall reimburse the Indemnifying Party for the amount of any tax benefit realized by the Indemnified Party as a result of the costs in respect of which such payment is made. For this purpose, the Indemnified Party shall be considered to have realized a tax benefit only when, after utilizing all deductions, costs and credits otherwise available to it, there was a decrease in the cumulative taxes payable by it as a result of such indemnified costs. Payments by an Indemnified Party pursuant to this Article 17 shall be made within seven days from the date of filing of the return on which the related tax benefit is realized. If at any time subsequent to such payment such tax benefit is reduced or increased on account of an audit adjustment or for any other reason, the Indemnified Party shall so notify the Indemnifying Party and the Indemnifying Party shall repay to the Indemnified Party or the Indemnified Party shall repay to the Indemnifying Party, as the case may be, within seven days of receipt of such notice the amount of such reduction together with interest thereon from the date payment was first made to the Indemnifying Party at a rate equal to the prime rate published in the Wall Street Journal, in effect from time to time during the period such amounts are owing plus two (2) percent.

(b) A Party making a payment pursuant to this Article 17 shall reimburse the recipient for the amount of any tax detriment resulting from such payment. For this purpose, a tax detriment shall be considered to have resulted whenever, as a result of such payment, there is an increase in the cumulative taxes payable by the recipient, irrespective of whether such increase occurs in the taxable year in which such payment is made. Payments by an Indemnifying Party pursuant to this Article 17 shall be made within seven days from the date of filing of the return on which the related tax detriment is reflected.

17.5 Limitations on Indemnification. Notwithstanding anything contained in this Agreement to the contrary, the indemnification rights granted pursuant to this
Article 17 shall be subject to the following limitations:

(1) There shall be no indemnification obligation for any Losses that arise from or were caused by actions taken or actions not taken by the Indemnified Party in violation of this Agreement.

(2) There shall be no indemnification obligation for any Losses that the Indemnified Party had an opportunity but failed to take reasonable measures to mitigate, to the extent that failure to so mitigate would result in a reduction of Losses recoverable under applicable principles of contract law.

(3) There shall be no indemnification obligation on a particular Claim unless and until the aggregate amount of Losses suffered by the Indemnified Party exceeds $5,000.00 (the "Claim Threshold"); provided that, in the event that Losses exceed the Claim Threshold, the Indemnified Party shall be entitled to the entire amount of the Losses.

(4) In no event will TPA, its Affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by Customer's, its affiliates', or their respective employees', officers', or directors' failure to perform Customer's obligations under this Agreement, nor will Customer, its affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by TPA's, its affiliates', or their respective employees', officers', or directors' failure to perform TPA's obligations under this Agreement. In no event will TPA, its Affiliates or their respective employees, officers or directors have any liability under this Agreement or any responsibility for indemnification obligations pursuant to
     Section 17.1(e) or Section 17.1(f) to the extent that any liability or Claim results from TPA performing its obligations under this Agreement in accordance with the instructions of the applicable Customer.

(5) To the maximum extent permitted by Applicable Law, TPA's aggregate liability under Section 17.1(e) and Section 17.1(f) shall be limited to no more than the aggregate fees paid to TPA under this Agreement during the twelve (12) months immediately preceding the date of the first event giving rise to a Claim indemnified by TPA pursuant to Section 17.1(e) or Section 17.1(f); provided, that such limit of TPA's aggregate liability for the first twelve (12) months of this Agreement shall be equal to all fees paid to TPA under this Agreement through the last day of such twelve (12) month period, and will be applicable to all liability of TPA pursuant to Section 17.1(e) or Section 17.1(f) at any time during such initial twelve (12) month period. It is understood that there shall be no other dollar limitation applicable to TPA for its obligations of indemnification under this Article 17 except as set forth in this Section 17.5(5).

(6) To the maximum extent permitted by Applicable Law, the aggregate liability of all the Customers under Section 17.2(a) and Section 17.2(f) shall be limited to no more than the aggregate fees paid to TPA under this Agreement during the twelve (12) months immediately preceding the date of the first event giving rise to a Claim indemnified by Customer pursuant to Section 17.2(a) or Section 17.2(f); provided that such limit of such Customers' aggregate liability for the first twelve (12) months of this Agreement shall be equal to all fees paid to TPA under this Agreement through the last day of such twelve (12) month period and will be applicable to all liabilities of such Customers pursuant to Section 17.2(a) or Section 17.2(f) at any time during such twelve (12) month period It is understood that there shall be no other dollar limitation applicable to a Customer for its obligations of indemnification under this Article 17 except as set forth in this Section 17.5(6).

(7) TPA shall not be financially responsible for amounts (e.g., the proceeds of a Policy as set forth in the Policy) payable to a beneficiary under that Policy that the applicable Customer was otherwise legally or contractually obligated to pay, but that were not paid because of a failure by TPA to comply with Applicable Laws or its other responsibilities under this Agreement, but shall remain liable for any failure to perform its obligations to the extent otherwise set forth in this Agreement.

(8)  TPA shall not be responsible for any obligations of  indemnification  under
     Article 17 for any act or omission taken by it in the first six (6) months after the Effective Date so long as it is providing the applicable Services in the same manner as they had been provided by TPA prior to the Effective Date and has not violated any term of this Agreement or any instruction of such Customer to TPA in connection with such Services.

17.6 Survival. The provisions of this Article 17 shall survive the termination of this Agreement, but only with respect to Claims that arose from acts or circumstances occurring prior to such termination.

ARTICLE 18.
                                  MISCELLANEOUS

18.1 Assignment. Subject to Article 16, neither Party may assign this Agreement without the prior written consent of the other Party, it being understood that an assignment by operation of law shall not be deemed an assignment for purposes of this provision; provided that, upon 60 days written notice to the other Party, this Agreement may be assigned by either Party to an Affiliate of such Party, and TPA may freely assign its right to receive payment hereunder. Any assignment in contravention of this Section 18.1 shall be null and void.

18.2 Notices. Except as provided below, all notices, requests, approvals and consents and other communications required or permitted under this Agreement shall be in writing and shall be delivered to the Designated Employee of the other Party. Any notice pursuant to Article 16 or Article 17 shall be transmitted by facsimile and sent by certified mail, return receipt requested on the date such notice is transmitted by facsimile, to the address specified below:

         In the case of Liberty:

                  Liberty Life Insurance Company
                  2000 Wade Hampton Boulevard
                  Greenville, South Carolina  29615
                  Attention:  R. David Black, President & CEO
                  Phone number:  (864) 609-8111
                  Facsimile number:  (864) 609-8084

         with a copy to:

                  Liberty Life Insurance Company
                  2000 Wade Hampton Boulevard
                  Greenville, South Carolina  29615
                  Attention:  General Counsel
                  Phone number:  (864) 609-8205
                  Facsimile number:  (864) 609-3176



         In the case of TPA:

                  Ms. Katherine C. Hegmann
                  General Manager, Global Business Transformation Outsourcing IBM Business Consulting Services
                  BLDG 2, Route 100
                  Somers, NY 10589
                  Facsimile number:  (914) 766-9227

         with a copy to:

                  Richard Kaplan, Esquire
                  Assistant General Counsel
                  IBM Business Consulting Services
                  IBM BLDG 2, Route 100
                  Somers, NY 10589
                  Facsimile number:  (914) 766-9217

Either Party may change its address or facsimile number for notification purposes by giving the other Party notice of the new address or facsimile number and the date upon which it will become effective.

18.3 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the Parties.

18.4 Conflict. In the event of an inconsistency between this Agreement and any Exhibit or Schedule to this Agreement, the terms of the applicable Exhibit or Schedule shall prevail; provided, however, to the extent that the provisions of
Article 17 or Article 19 of this Agreement are inconsistent with any Exhibit or Schedule, such provisions in the Agreement shall prevail.

18.5 Headings; Cross References. The article and section headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement. All cross-references in this Agreement to Sections, Articles or Exhibits shall be deemed to be references to the corresponding section or article in, or exhibit to, this Agreement, unless the context otherwise clearly indicates.

18.6 Relationship. The performance by TPA of its duties and obligations under this Agreement shall be in the capacity of an independent contractor, and this Agreement shall not be deemed to constitute a joint venture or partnership between the Parties.

18.7 Consents, Approvals and Requests. All consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement. No consent or approval shall be valid or acceptable unless given in writing by an authorized representative of the appropriate Party.

18.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect.

18.9 Waiver. No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

18.10 Publicity. Except as required by law, neither TPA nor Customer shall use the other Party's name or refer to it directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, including in any promotional or marketing materials, lists or business presentations without approval from the other Party for each such use or release unless otherwise agreed by the parties.

18.11 Entire Agreement. This Agreement and each of the Exhibits and Schedules, which are hereby incorporated by reference into this Agreement, constitutes the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

18.12 Amendments. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by the Parties to this Agreement.

18.13 Governing Law and Forum. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and wholly to be performed in such state.

18.14 Survival. In addition to those provisions expressly surviving termination, the terms of Section 6.1, Section 6.3, Section 6.9, Section 8.1, Section 8.4,
Section 11.4, Article 12, Article 13, Section 14.3, Article 15, Section 16.8,
Article 17 (as specifically provided), Section 18.13, this Section 18.14,
Section 18.17 and Article 19 shall survive the termination of this Agreement for any reason.

18.15 Third-Party Beneficiaries. Each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any Person or entity other than Customer and TPA.

18.16 Insurance. While this Agreement remains in effect, TPA shall maintain insurance of the following types and in the following amounts: (1) statutory workers' compensation in accordance with all federal, state and local requirements, (2) comprehensive general liability (including contractual liability insurance) in an amount not less than one million dollars ($1,000,000) per occurrence with umbrella coverage of not less than nine million dollars ($9,000,000) and (3) professional liability coverage in an amount not less than two million dollars ($2,000,000) per occurrence with excess limits of not less than eight million dollars ($8,000,000), and (4) a fidelity bond in an amount not less than five million dollars ($5,000,000). The comprehensive general liability insurance policies obtained or maintained by TPA pursuant to this Agreement shall name each of the Customers as an additional insured and shall contain the agreement of the insurer that the insurer shall not cancel such policy without thirty (30) days written notice to Customer. TPA shall deliver to Customer, within two weeks of the Effective Date, a certificate of insurance evidencing the above insurance coverage upon execution of the agreement and subsequently if and when requested.

18.17 Remedies. By virtue of each Party's duties, responsibilities and special knowledge of the affairs and operations of the other Party that will result from the relationship of the Parties under this Agreement, irreparable damage may be suffered by the non-breaching Party should a Party breach or violate any of its covenants and obligations set forth in Article 13 of this Agreement. Therefore, if any Party fails to comply with the obligations of Article 13, any other Party will be entitled immediately to seek injunctive relief or any other appropriate equitable remedy.

18.18 Terms of Agreement. Customer and TPA agree that the terms and conditions of this Agreement are Confidential Information of each Party and shall be held pursuant to Article 13 as Confidential Information.

18.19 Transfer of Policies. Nothing in this Agreement shall limit the right of Customer to sell or otherwise transfer any of the Policies subject to this Agreement and any Policies which are sold or transferred shall no longer be subject to the terms of this Agreement, subject to the provisions on Services Fees set forth in Exhibit 11.1.

ARTICLE 19.
                             LIMITATION OF LIABILITY

19.1     Limitation of Liability.

(a)  TPA's and each  Customer's and their  respective  affiliates',  employees', officers', and directors' entire liability for damages under this Agreement, and their exclusive remedies for damages, are set forth in this
     Article 19 and, with respect to liability for Losses, in Article 17.

(b) To the maximum extent permitted by Applicable Law, TPA's and each Customer's and their respective affiliates', employees', officers' and directors' entire liability for actual, direct damages under this Agreement, regardless of the basis on which TPA or such Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), will be limited in the aggregate for all claims and causes of actions to an amount equal to the aggregate amounts actually paid by all Customers to TPA for the Services provided under this Agreement during the six (6) month period prior to the occurrence of the first claim or cause of action; provided, that such aggregate limitation will for the first six months of this Agreement be equal to amounts paid by all Customers to TPA as of the last day of such six (6) month period and such aggregate limitation will apply to all claims made during such initial six-month period. In no event will TPA, Customer, or their respective Affiliates, employees, officers, or directors have any liability under this Agreement, regardless of the basis on which TPA or Customer is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for any special, incidental, punitive, exemplary, or indirect damages, or for any economic consequential damages (including lost profits or savings), even if foreseeable or even if Customer or TPA has been advised of the possibility of such damages.

(c) In no event will TPA, Customer, or their respective Affiliates, employees, officers, and directors have any liability under this Agreement, regardless of the basis on which the other Party is entitled to claim damages (including breach, negligence, misrepresentation, or other contract or tort claim), for claims for damages made against the other Party by any third party or Affiliates of such other Party, except, in the case of either Party, to the extent of its indemnification obligations under Article 17.

(d) In no event will TPA, its affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by Customer's, its affiliates', or their respective employees', officers', or directors' failure to perform Customer's obligations under this Agreement, nor will Customer, its affiliates, or their respective employees, officers, and directors have any liability for any damages to the extent caused by TPA's, its affiliates', or their respective employees', officers', or directors' failure to perform TPA's obligations under this Agreement.

19.2 Exceptions to Limitation of Liability. Section 19.1 shall not apply to any of the Parties to the extent that any liability under this Agreement resulted from (1) a Party's failure to pay amounts owed for Services rendered in accordance with this Agreement or any applicable Termination Charges or (2) a breach of Article 13 herein. In addition, nothing in this Article 19 will be construed as limiting a Party's obligations of indemnification under Article 17, which will instead be subject to the limitations set forth therein.


                        [Next page is a signature page.]


                  IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be signed and delivered by their duly authorized representatives.


                         LIBERTY LIFE INSURANCE COMPANY

                                 By:

                                 Printed Name:

                                 Title:



                                 BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA


                                 By:

                                 Printed Name:

                                 Title:



                         LIBERTY CAPITAL ADVISORS, INC.


                                  By:

                                  Printed Name:

                                  Title:


                        THE LIBERTY MARKETING CORPORATION


                                   By:

                                   Printed Name:

                                   Title:






                                   RBC CENTURA BANK


                                   By:

                                   Printed Name:

                                   Title:



                                   LIBERTY INSURANCE SERVICES CORPORATION


                                   By:

                                   Printed Name:

                                   Title: